               CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
          AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
               HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             ASSETS PURCHASE AGREEMENT

                                      between

                  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.

                                        and

                                ACTAMED CORPORATION


                                       DATED

                                 DECEMBER 31, 1997

                                 TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1 PURCHASE AND SALE ........................................................2

    Section 1.1     Agreement to Sell ..............................................2
    Section 1.2     Other Software .................................................2
    Section 1.3     Excluded Assets ................................................3
    Section 1.4     Agreement to Purchase ..........................................3
    Section 1.5     The Purchase Price .............................................3
    Section 1.6     Series D Price .................................................4
    Section 1.7     Purchase Price Adjustment ......................................5
    Section 1.8     Number of Sites Adjustment .....................................5

ARTICLE 2 CLOSINGS .................................................................6

    Section 2.1     Initial Closing ................................................6
    Section 2.2     Staging of the Transactions ....................................6
    Section 2.3     Regions to be Transferred ......................................7
    Section 2.4     Procedures Applicable if Transfer Benchmarks Are Not Met .......8
    Section 2.5     Deliveries by SBCL at Each of the Transfer Dates ...............9
    Section 2.6     Deliveries by ActaMed at Each of the Transfer Dates ............9
    Section 2.7     Prorations ....................................................10
    Section 2.8     Non-Transferable Assets .......................................10

ARTICLE 3 REPRESENTATIONS AND WARRANTIES ..........................................11

    Section 3.1     By SBCL .......................................................11
    Section 3.2     By ActaMed ....................................................16

ARTICLE 4 TRANSITION MATTERS ......................................................26

    Section 4.1     Prior to Region Transfer ......................................26
    Section 4.2     Region Transition Matters .....................................26
    Section 4.3     General Covenants .............................................27
    Section 4.4     Confidentiality of Trade Secrets ..............................29
    Section 4.5     Efforts to Satisfy Conditions .................................30
    Section 4.6     Expenses ......................................................31
    Section 4.7     Antitrust Notification ........................................31

ARTICLE 5 ACTAMED COVENANTS TO SBCL ...............................................31

    Section 5.1     Additional Covenants Of ActaMed ...............................31
    Section 5.2     Informational Covenants Of ActaMed ............................35


                                            -i-


ARTICLE 6 EMPLOYEE MATTERS ........................................................38

    Section 6.1     Termination of Employment by SBCL and
                      Offer of Employment by ActaMed ..............................38
    Section 6.2     Transitional Employee Leasing Arrangement .....................38
    Section 6.3     ActaMed Compensation and Benefits .............................39
    Section 6.4     Past Service Credit ...........................................39
    Section 6.5     Termination of Employment; Nonsolicitation; Termination
                      of Agreement ................................................39
    Section 6.6     Payment of Wage and Benefit Costs .............................39
    Section 6.7     Taxes, Unemployment Insurance and Related Items ...............40
    Section 6.8     Examination and Audit .........................................41

ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACTAMED ..........................41

    Section 7.1     Conditions Precedent To Obligations Of ActaMed ................41
    Section 7.2     Conditions Precedent To The Obligations Of SBCL ...............42

ARTICLE 8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS ...................43

    Section 8.1     Survival Of Representations, Warranties and Covenants .........43
    Section 8.2     Obligation to Indemnify .......................................44

ARTICLE 9 DISPUTE RESOLUTION ......................................................49

    Section 9.1     Informal Dispute Resolution ...................................49
    Section 9.2     Arbitration ...................................................50
    Section 9.3     Litigation ....................................................51

ARTICLE 10 TERMINATION ............................................................51

    Section 10.1    Termination ...................................................51
    Section 10.2    Risk of Loss ..................................................52

ARTICLE 11 MISCELLANEOUS ..........................................................53

    Section 11.1    General Provisions ............................................53


                          CONFIDENTIAL TREATMENT REQUESTED

                             ASSETS PURCHASE AGREEMENT

     This Assets Purchase Agreement (this "ASSETS PURCHASE AGREEMENT" or "AGREEMENT"), dated as of December 31, 1997, is an agreement by and between SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a corporation organized and existing under the laws of Delaware ("SBCL") and ACTAMED CORPORATION, a corporation organized and existing under the laws of Georgia ("ACTAMED"). Capitalized terms used in this Assets Purchase Agreement and not otherwise defined herein are defined in EXHIBIT A attached to this Assets Purchase Agreement.

                                    PREAMBLE

     ActaMed is in the business of providing electronic data interchange products and services to the health care industry, including its ProviderLink software, and desires to develop business involving automated laboratory order entry and results reporting services.

     SBCL provides laboratory testing services to certain Providers who use SBCL Software for electronic clinical laboratory test order entry and/or test result reporting between an SBCL Lab and such Provider. In addition, SBCL uses the SBCL Software to allow certain [*] to send laboratory test orders entered electronically to an SBCL Lab and/or to have the test results reported electronically back to [*] or the Provider ordering the test.

          The Parties previously entered into a Development Agreement dated October 31, 1997 pursuant to which ActaMed and SBCL are jointly developing the ActaLab Software.

          ActaMed desires to purchase and SBCL desires to sell certain assets associated with SBCL's provision of Lab EDI Services, as more fully set forth herein. Concurrently with the execution and delivery of this Purchase Agreement, SBCL and ActaMed are entering into (i) a License Agreement whereby, among other things, SBCL grants ActaMed an irrevocable non-exclusive license to the SBCL Software (as defined therein); and (ii) a Services Agreement whereby ActaMed agrees, among other things, to provide Lab EDI Services to Automated Providers and SBCL agrees to pay certain compensation to ActaMed in connection therewith. This Assets Purchase Agreement states the parties' agreements relating to the purchase and sale of the SCAN Assets and certain transition matters.

          The Parties contemplate that there will be a staged transfer to ActaMed of the SCAN Assets. The transfer of Region One SCAN Assets is to occur on the Region One Transfer Date. The transfer of the other Regions will occur sequentially when the Transfer Benchmarks for transfer of such Regions have been met.

                                     AGREEMENT

          In consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ARTICLE 1

                               PURCHASE AND SALE

     SECTION 1.1 AGREEMENT TO SELL. SBCL hereby agrees to sell, convey, assign, transfer and deliver to ActaMed, upon and subject to the terms and conditions of this Assets Purchase Agreement, all right, title and interest of SBCL in and to the following assets located in Region One, and, subject in addition to fulfillment of the conditions precedent set forth in Section 2.3, the following assets in Regions Two, Three, and Four, in every case free and clear of all Liens:

                    1.1.1 The personal computers, modems, bar code readers, bar code label printers, requisition and results printers and other peripherals (not including [*]) and spare parts owned by SBCL and provided by SBCL to Automated Providers for Lab EDI Services (or which comprised all or part of such items located at an SBCL Site before the Applicable Transfer Date, but not located at an SBCL Site on the Applicable Transfer Date), including all documentation supplied to Automated Providers for purposes of utilizing SBCL Software;

                    1.1.2 SBCL's contractual right to use the telephone lines that are installed at an SBCL Site and are used by SBCL in providing Lab EDI Services to the extent assignable and assumed by ActaMed;

                    1.1.3 The letter agreements, as amended, between SBCL and Automated Providers relating to Automated Providers' use of SBCL's Lab EDI Services;

                    1.1.4 The vendor contracts between SBCL and various vendors who provide products or services to Automated Providers in connection with SBCL's provision of Lab EDI Services to SBCL Sites to the extent assignable and assumed by ActaMed;

                    1.1.5 All personal computers, peripherals, spare parts and other fixed assets not located at an SBCL Site on the Applicable Transfer Date, but used solely by the Transferred Employees and exclusively in connection with SBCL's provision of software development, field or remote support for SBCL Sites; and

                    1.1.6     SBCL's rights to the ActaLab Software.

     SECTION 1.2    OTHER SOFTWARE.

                    1.2.1 In conjunction with the sale of each PC System and each personal computer described in Section 1.1.5 (an "Employee Computer") to ActaMed in accordance herewith, SBCL shall assign to ActaMed all of SBCL's rights in the copies of Third Party Software (excluding any office software used by the Employees, including without limitation, cc:mail) that, as of the Applicable Transfer Date, are (i) installed by, or in accordance with the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

instructions of, SBCL and (ii) is resident on such PC System or Employee Computer, which rights shall be sufficient to permit ActaMed to:

                              (a)  continue using such copy of the Third Party
Software on the applicable PC System or Employee Computer,

                              (b)  move such copy to a replacement computer so
long as the copy is deleted from the PC System or Employee Computer on which it resides on the Applicable Transfer Date or subsequent transferee computer system, and

                              (c)  assign ActaMed's rights in such copy to a
purchaser of the applicable components of the PC System (but not to a purchaser of any Employee Computer) on which it resides at the Applicable Transfer Date, or replacement computer with respect to any PC System;

PROVIDED, that (A) ActaMed agrees to comply with any applicable terms and conditions imposed by the supplier of such Third Party Software, (B) except as expressly set forth herein, nothing in this Section 1.2 shall be construed as assigning to ActaMed, or granting to ActaMed, any rights under any agreements between SBCL and the vendors of such Third Party Software, and (C) nothing in this Agreement shall be construed as conveying to ActaMed or any other party any software installed on any PC System or Employee Computer other than by SBCL or pursuant to SBCL's instructions.

                    1.2.2 SBCL shall transfer to ActaMed, proportionately with the number of SBCL Sites transferred to ActaMed from time to time in accordance with this Agreement, all of SBCL's rights in, including the single-site licenses for, any copy of Microsoft Windows which was resident on a PC System when it was delivered to SBCL by the manufacturer or other supplier for installation at an SBCL Site, and subsequently removed by SBCL. SBCL shall deliver the licenses to ActaMed.

     SECTION 1.3 EXCLUDED ASSETS. The SCAN Assets shall not include computers, modems, bar code readers, bar code label printers, requisition and results printers and other peripherals and fixed assets acquired by SBCL for use in providing Lab EDI Services, but which have never been so used.

     SECTION 1.4 AGREEMENT TO PURCHASE. ActaMed hereby agrees to purchase the SCAN Assets from SBCL, upon and subject to the terms and conditions of this Assets Purchase Agreement and in reliance on the representations, warranties and covenants of SBCL contained herein, for the Purchase Price and the execution and delivery of the Assumption Agreement. ActaMed shall not assume or be responsible for any liabilities or obligations of SBCL other than the Liabilities assumed by virtue of the Assumption Agreement.

     SECTION 1.5 THE PURCHASE PRICE. Subject to any adjustment pursuant to Sections 1.7 or 1.8 hereof, the purchase price for the SCAN Assets and the rights granted to ActaMed pursuant to the License Agreement shall be [*]. The Purchase Price shall be allocated among the SCAN Assets in the different Regions and the License granted pursuant to the License Agreement as set forth in Schedule 1.5 hereto (the "Purchase Price"). The Purchase Price shall be payable as follows:

                    1.5.1 on the Region One Transfer Date, in consideration for the grant of rights pursuant to the License Agreement, ActaMed will pay or issue to SBCL (A) [*] by wire transfer of immediately available funds to an account designated by SBCL prior to the Region One Transfer Date, and (B) [*] shares of ActaMed's Series D Preferred Stock;

                    1.5.2 on the Region One Transfer Date, in consideration of the transfer to ActaMed of the SCAN Assets located in Region One, ActaMed will issue to SBCL [*] shares of ActaMed's Series D Preferred Stock;

                    1.5.3 on the Region Two Transfer Date, in further consideration of the grant to ActaMed of rights under the License Agreement, and in consideration of the transfer to ActaMed of the SCAN Assets located in Region Two, ActaMed will issue to SBCL the number of shares of ActaMed's Series D Preferred Stock determined by dividing [*] plus [*] respectively, by the Series D Price on such date;

                    1.5.4 on the Region Three Transfer Date, in further consideration of the grant to ActaMed of rights under the License Agreement, and in consideration of the transfer to ActaMed of the SCAN Assets located in Region Three, ActaMed will issue to SBCL the number of shares of ActaMed's Series D Preferred Stock determined by dividing [*] plus [*] respectively, by the Series D Price on such date; and

                    1.5.5 on the Region Four Transfer Date, in further consideration of the grant to ActaMed of rights under the License Agreement, and in consideration of the transfer to ActaMed of the SCAN Assets located in Region Four, ActaMed will issue to SBCL the number of shares of ActaMed's Series D Preferred Stock determined by dividing [*] plus [*] respectively, by the Series D Price on such date.

     SECTION 1.6 SERIES D PRICE. For purposes hereof, the "Series D Price" shall mean:

                    1.6.1     prior to ActaMed's initial Public Offering:

                              (a)  [*] on the Region One Transfer Date and
the Region Two Transfer Date, [*] on the Region Three Transfer Date, and [*] on the Region Four Transfer Date, subject to the provisions of subparagraphs
(b) and (c) below;

                              (b)  if prior to any Transfer Date after the
Region One Transfer Date, ActaMed issues Qualified Preferred Stock, the Series D Price on such Transfer Date shall be the Per Share Issue Price of such Qualified Preferred Stock, and the Series D Price shall

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

thereafter remain constant for all subsequent Transfer Dates unless adjusted
(i) in accordance with this provision, upon a subsequent issuance of Qualified Preferred Stock or (ii) in accordance with subparagraph (c) below; or

                              (c)  notwithstanding anything to the contrary in
this Section 1.6.1, if, on any Applicable Transfer Date, ActaMed has achieved less than [*] of the revenues for the cumulative months or quarters (as may be applicable based on the detail required for the New Business
Plan) prior to such Applicable Transfer Date as set forth in the New Business Plan, then the Series D Price shall revert to [*] and

                    1.6.2 after ActaMed's initial Public Offering, if a Transfer Date occurs at least thirty (30) trading days after the effective date of such Public Offering, the average for such 30 days of (i) the mean between the reported high and low sales prices for ActaMed Common Stock on each such trading day, or (ii) if no sales are reported on any such trading day, the mean between the bid and offered prices for ActaMed Common Stock on such trading day; or, if the Transfer Date occurs prior to the 30th day following such initial Public Offering (including the initial day of trading when computing the number of days), the initial offering price for ActaMed Common Stock in such initial Public Offering less the amount of any underwriters' discounts or commissions on a per share basis, as set forth in the effective registration statement.

                    1.6.3 For purposes of Section 1.6, "Qualified Preferred Stock" shall mean shares of ActaMed's preferred stock issued in an arm's length transaction to one or more purchasers who are not ActaMed stockholders as of the Region One Transfer Date for an aggregate purchase price of not less than $7,000,000; and the "Per Share Issue Price" of such Qualified Preferred Stock shall be the consideration per equivalent share of Common Stock received by ActaMed for the Qualified Preferred Stock, adjusted backwards to the Region One Transfer Date for any subdivision or combination of shares of ActaMed capital stock or similar change in ActaMed's capital structure (whether by stock split, stock dividend, merger, share exchange, consolidation or otherwise) since the Region One Transfer Date.

     SECTION 1.7 PURCHASE PRICE ADJUSTMENT. SBCL shall transfer all of the SCAN Assets located in Region Three on the Region Three Transfer Date. In the event that, by [*] SBCL has not provided [*] to ActaMed [*] described in [*] of the Services Agreement, [*] to [*] by [*]. In such case, if, subsequent to [*] SBCL provides [*] ActaMed shall [*] that SBCL [*] pursuant to this provision [*].

     SECTION 1.8 NUMBER OF SITES ADJUSTMENT. On any Transfer Date other than the Region One Transfer Date, if the aggregate number of SBCL Sites located in the Regions which were previously transferred to ActaMed in accordance herewith, plus the aggregate number of SBCL Sites located in Regions then being or subsequently to be transferred to ActaMed, is less than [*] then the portion of the Purchase Price

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

otherwise payable on such Transfer Date shall be reduced to an amount equal to the portion of the Purchase Price otherwise then payable times a fraction the numerator of which shall be the number of SBCL Sites to be transferred on such Transfer Date, and the denominator of which shall be [*] MINUS the number of SBCL Sites transferred on previous Transfer Dates, and MINUS the number of SBCL Sites located in Regions subsequently to be transferred; PROVIDED that no such adjustment shall be made if such fraction is [*] or more.

                               ARTICLE 2

                               CLOSINGS

     SECTION 2.1 INITIAL CLOSING. Conveyance of SCAN Assets in each of the Regions by SBCL to ActaMed shall take place as set forth in this Article Two. Concurrently with the execution and delivery of this Assets Purchase Agreement, SBCL and ActaMed have executed and delivered the License Agreement, the First Amendment to the Development Agreement, the Services Agreement, the Third Amendment to the Stockholders Agreement, the Third Amendment to the Registration Rights Agreement, the Standstill Agreement, and such other documents as the parties have reasonably requested, each of which shall be effective as of the Region One Transfer Date. In addition, effective on or before such date, ActaMed shall file in the office of the Secretary of State of Georgia its Fourth Amended Articles.

     SECTION 2.2    STAGING OF THE TRANSACTIONS.

                    2.2.1 The parties shall effect the transfer of the SCAN Assets in as orderly a manner as possible and with minimal disruption to Automated Providers. This Assets Purchase Agreement provides benchmarks that will be used by the parties to measure the degree to which the transfer is orderly and without disruption and provides steps the parties will take if the benchmarks are not met to improve the transition process. Provided the benchmarks are satisfied, the parties intend that all of the transfers be completed as quickly as possible and that targeted transfer dates may be accelerated in such circumstances.

                    2.2.2 At any time, upon not less than fifteen (15) days written notice by SBCL to ActaMed, except to the extent a shorter period is provided for in Section 2.2.3 hereof, SBCL shall in its sole discretion have the right to accelerate the Region Two Transfer Date, the Region Three Transfer Date or the Region Four Transfer Date to a date immediately after expiration of such notice period (the "ACCELERATED TRANSFER DATE"). In such case, the transactions contemplated by Sections 1.5.3, 1.5.4 and 1.5.5 above shall take place on such Accelerated Transfer Date, in the manner specified in Sections 2.5 and 2.6 below, subject to the other terms and conditions of this Assets Purchase Agreement.

                    2.2.3 In the event of any proposed issuance of Qualified Preferred Stock, ActaMed shall provide SBCL with notice of its intent to consummate such a transaction not less

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

than forty-five (45) days prior to doing so, and shall provide SBCL notice of an affirmative obligation to issue Qualified Preferred Stock not less than fifteen (15) days prior to issuance. In such event, SBCL shall in its sole discretion have the right to notify ActaMed and cause one or more Accelerated Transfer Dates to occur thirty (30) days after the giving of such notice, and, if SBCL so designates, conditioned upon the occurrence of the proposed sale of Qualified Preferred Stock. The number of shares Series D Preferred Stock issued to SBCL on any such Accelerated Transfer Date(s) shall be calculated as if such Accelerated Transfer Date(s) occurred prior to the closing of the sale of such Qualified Preferred Stock.

     SECTION 2.3    REGIONS TO BE TRANSFERRED.

                    2.3.1 The SCAN Assets located in Region One will be transferred to ActaMed on the Region One Transfer Date. The parties will cooperate to identify and resolve any problems that arise after the transfer of such SCAN Assets to ActaMed.

                    2.3.2 Provided that the applicable Transfer Benchmarks have been met for Region One Sites, and subject to SBCL's rights under Section
2.2.2 hereof, the SCAN Assets located in Region Two will be transferred to ActaMed three (3) months after the Region One Transfer Date (the "REGION TWO TRANSFER DATE"). ActaMed shall notify SBCL's Relationship Manager that it is in compliance with the Transfer Benchmarks and wishes to close the transfer of the SCAN Assets located in Region Two fifteen (15) days prior to the scheduled Region Two Transfer Date. SBCL shall have seven (7) days to respond to ActaMed's notice, indicating that SBCL either (i) will close the transfer on the scheduled Region Two Transfer Date or (ii) that ActaMed's operations relative to the Region One Sites fail to meet the Transfer Benchmarks. If SBCL determines that ActaMed's operations relative to the Region One Sites fail to meet the Transfer Benchmarks to allow for the transfer of SCAN Assets located in Region Two, the provisions of Section 2.4 will apply. The parties will cooperate to identify and resolve any problems that arise after the transfer of the SCAN Assets located at Region Two Sites to ActaMed.

                    2.3.3 Provided that the applicable Transfer Benchmarks have been met for Region One Sites and Region Two Sites on and after the Region Two Transfer Date, and subject to SBCL's rights under Section 2.2.2 hereof, the SCAN Assets located in Region Three will be transferred to ActaMed three (3) months after the Region Two Transfer Date (the "REGION THREE TRANSFER DATE"). ActaMed shall notify SBCL's Relationship Manager that it is in compliance with the Transfer Benchmarks and wishes to close the transfer of the SCAN Assets located in Region Three fifteen (15) days prior to the scheduled Region Three Transfer Date. SBCL shall have seven (7) days to respond to ActaMed's notice, indicating that SBCL either (i) will close the transfer on the scheduled Region Three Transfer Date or (ii) that ActaMed's operations relative to the Region One Sites and Region Two Sites fail to meet the Transfer Benchmarks. If SBCL determines that ActaMed's operations relative to the Region One Sites and Region Two Sites fail to meet the Transfer Benchmarks to allow for the transfer of SCAN Assets located in Region Three, the provisions of Section 2.4 will apply. The parties will cooperate to identify and resolve any problems that arise after the transfer of the SCAN Assets located at Region Three Sites to ActaMed.

                    2.3.4 Provided that the applicable Transfer Benchmarks have been met for Region One Sites, Region Two Sites and Region Three Sites on and after the Region Three Transfer Date, and subject to SBCL's rights under
Section 2.2.2 hereof, the SCAN Assets located in Region Four will be transferred to ActaMed three (3) months after the Region Three Transfer Date (the "REGION FOUR TRANSFER DATE"). ActaMed shall notify SBCL's Relationship Manager that it is in compliance with the Transfer Benchmarks and wishes to close the transfer of the SCAN Assets located in Region Four fifteen (15) days prior to the scheduled Region Four Transfer Date. SBCL shall have seven (7) days to respond to ActaMed's notice, indicating that SBCL either (i) will close the transfer on the scheduled Region Four Transfer Date or (ii) that ActaMed's operations relative to the Region One Sites, Region Two Sites and Region Three Sites fail to meet the Transfer Benchmarks. If SBCL determines that ActaMed's operations relative to the Region One Sites, Region Two Sites and Region Three Sites fail to meet the Transfer Benchmarks to allow for the transfer of SCAN Assets located in Region Four, the provisions of Section 2.4 will apply. The parties will cooperate to identify and resolve any problems that arise after the transfer of the SCAN Assets located at Region Four Sites to ActaMed.

     SECTION 2.4 PROCEDURES APPLICABLE IF TRANSFER BENCHMARKS ARE NOT MET. If, prior to any scheduled Transfer Date after the Region One Transfer Date, SBCL determines that ActaMed has failed to meet the requisite Transfer Benchmarks, ActaMed shall, on or prior to five (5) business days following the scheduled Transfer Date, either (i) submit a written remediation plan to SBCL detailing the steps required to accomplish such Transfer Benchmarks and the means to achieving such steps, or (ii) notify SBCL, in writing, that ActaMed believes the failure to meet such Transfer Benchmarks is for reasons beyond the control of ActaMed, including without limitation, a failure by SBCL to perform in accordance with the terms and conditions of the Services Agreement. Within ten (10) business days following receipt of such a remediation plan or notice, SBCL shall make a determination, considering available resources and the contents of the plan or notice, as to whether the problem is remediable within a reasonable period of time. If SBCL determines that the problem is remediable as aforesaid, it shall set a date not less than thirty (30) nor more than ninety
(90) days from the scheduled Transfer Date as a measurement date (the "Measurement Date") for satisfaction of the applicable Transfer Benchmarks. If SBCL determines that the applicable Transfer Benchmarks are met on or before the Measurement Date, then the original Transfer Date shall be reset for a date immediately following the date which is ten (10) days after such applicable Transfer Benchmarks were met, and on which date such applicable Transfer Benchmarks continue to be met. If ActaMed disagrees with SBCL's determination as to whether the problem is remediable, the dispute shall be resolved pursuant to the provisions of Article IX hereof. If a Transfer Date is extended or reset hereunder, all subsequent Transfer Dates will be rescheduled, subject to this
Section 2.4, at three (3) month intervals after the extended or reset Transfer Date.

     SECTION 2.5 DELIVERIES BY SBCL AT EACH OF THE TRANSFER DATES. At each of the Transfer Dates, SBCL shall execute and deliver to ActaMed the following documents to the extent relating to the SCAN Assets in the Region being transferred:

                    2.5.1 a Bill of Sale and Assignment (in the form attached as EXHIBIT 2.5.1) covering the SCAN Assets for the Region being transferred;

                    2.5.2 an SBCL Compliance Certificate (in the form attached as EXHIBIT 2.5.2) pursuant to which SBCL will make the representations and warranties as to itself and the SCAN Assets in the Region being transferred contained in Section 3.1 hereof (other than the representations and warranties contained in Sections 3.1.3, 3.1.4(a)-(e), 3.1.6(d) and 3.1.7(b), which shall be made only on the Region One Transfer Date), which certificate shall attach revised Disclosure Schedules to the extent necessary to make the representations and warranties made on such Transfer Date (with the exceptions noted above) true and correct in all material respects; PROVIDED that to the extent that any such representation and warranty is dependent upon information provided by Transferred Employee or other people employed by ActaMed, such representations and warranties shall be given only to the best of SBCL's knowledge;

                    2.5.3 an SBCL Secretary's Certificate (in the form attached as EXHIBIT 2.5.3);

                    2.5.4     any other consents or waivers obtained pursuant to
Section 7.1.5 covering the Region transferred, including consents to the assignment and assumption of each of the Vendor Contracts applicable to the SCAN Assets in the Region that ActaMed is assuming;

                    2.5.5 all of the books and records, including but not limited to, books of account, leases, contracts, and customer lists, of SBCL relating exclusively to the SCAN Assets for the Region transferred; and

                    2.5.6 such other documents or certificates as may be reasonably requested by ActaMed.

     SECTION 2.6 DELIVERIES BY ACTAMED AT EACH OF THE TRANSFER DATES. At each of the Transfer Dates, ActaMed shall execute and deliver to SBCL the following documents to the extent relating to the Region being transferred:

                    2.6.1 the applicable number of shares of Series D Preferred Stock, as determined in accordance with Sections 1.5, 1.6 and 1.8 of this Assets Purchase Agreement;

                    2.6.2 an Assumption Agreement (in the form attached hereto as EXHIBIT 2.6.2) covering, for the Region transferred, (i) the Vendor Contracts for the Region transferred, (ii) the Phone Lines and (iii) the Provider Agreements for the Region transferred;

                    2.6.3 an ActaMed Compliance Certificate (in the form attached hereto as EXHIBIT 2.6.3), pursuant to which ActaMed will make the representations and warranties contained in Section 3.2 hereof, which certificate shall attach revised Disclosure Schedules to the extent necessary to make the representations and warranties made on such Transfer Date true and correct in all material respects;

                    2.6.4 an ActaMed Secretary's Certificate (in the form attached hereto as EXHIBIT 2.6.4); and

                    2.6.5 such other documents or certificates as may be reasonably requested by SBCL.

     SECTION 2.7 PRORATIONS. All amounts previously paid or payable with respect to the items identified on Schedule 2.7, or for any other items reflecting actual costs incurred solely in connection with the provision of Lab EDI Services which are to be prorated on the basis of days, for or in respect of periods which straddle any Transfer Date shall be apportioned on a pro rata basis based on the respective number of days in the pre-Transfer Date and post-Transfer Date periods.

     SECTION 2.8    NON-TRANSFERABLE ASSETS.

                    2.8.1 To the extent that any SCAN Asset which would otherwise be transferred on an Applicable Transfer Date (a "TRANSFERRED ASSET") is not capable of being sold, assigned, transferred, conveyed or delivered without obtaining a Required Consent, or if such sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery would constitute a violation of any Contract or License constituting or relating specifically to a Transferred Asset, or a violation of any Regulation, or would result in the imposition of any significant additional Liability or obligation on SBCL or ActaMed, or a substantial diminution in the value or use of such Transferred Asset, this Assets Purchase Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery of such Transferred Asset or an attempted sale, assignment, transfer, conveyance or delivery thereof, nor shall it constitute an assumption of any Liability under any Contract or License constituting or relating specifically to such Transferred Asset. Any such Transferred Asset and any Contract or License which constitutes or relates exclusively to any such Transferred Asset or Assets shall be a "NON-TRANSFERABLE ASSET". SBCL shall use its best efforts, and ActaMed shall reasonably cooperate therein, to provide ActaMed with the benefit of any such Non-Transferable Asset.

                    2.8.2 Anything in this Assets Purchase Agreement to the contrary notwithstanding, SBCL shall not be obligated to sell, assign, transfer, convey or deliver, or cause to be sold, assigned, transferred, conveyed or delivered to ActaMed, and ActaMed shall not be obligated to purchase or assume, any Non-Transferable Asset without first having obtained all Required Consents or prevented the imposition of such Liability or obligation or diminution in value or use. Both before and after the Applicable Transfer Date, SBCL and ActaMed shall use their collective best efforts to obtain any Required Consents or to prevent the imposition of any such Liability or obligation or any such diminution in value or use so as to transfer each such Non-Transferable Asset to ActaMed without adversely modifying, amending or burdening such Non-Transferable Asset. Any costs associated with such efforts shall be borne by SBCL.

                    2.8.3 To the extent that on a given Transfer Date, there is any Non-Transferable Asset, SBCL shall, from and after such Transfer Date, cooperate with ActaMed in any reasonable and lawful arrangement designed to provide the benefit of such Non-Transferable Asset to ActaMed, and ActaMed, so long as such benefit is so provided, shall satisfy or perform any Liability under or in connection with such Non-Transferable Asset which would be a Liability assumed by ActaMed if such Non-Transferable Asset were a Transferred Asset. Any costs associated with such efforts shall be borne by SBCL.

                    2.8.4 At any time after a given Transfer Date, if any Non-Transferable Asset becomes capable of being sold, assigned, transferred, conveyed or delivered to ActaMed without a violating any Contract, License or Regulation or resulting in the imposition of any significant additional Liability or obligation on SBCL or ActaMed or a substantial diminution in the value or use of such Asset, then, at such time, such Non-Transferable Asset shall be deemed to have been sold, assigned, transferred, conveyed and delivered to ActaMed effective as of the Applicable Transfer Date hereof pursuant to the execution and delivery of a Bill of Sale and Assignment and an Assumption Agreement with respect to the Transferred Assets on such Applicable Transfer Date; PROVIDED, HOWEVER, that if and to the extent that SBCL has theretofore provided ActaMed with comparable assets or compensation for such Asset, an equitable adjustment shall be made between SBCL and ActaMed to effectuate fully the intent of the foregoing provision.


                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES


     SECTION 3.1 BY SBCL. Except as set forth on a Disclosure Schedule hereto, SBCL hereby represents and warrants to ActaMed, and shall (except as contemplated by Section 2.5.2 hereof) represent and warrant to ActaMed on each Transfer Date as to itself and the SCAN Assets being transferred on such Transfer Date, as follows:

                    3.1.1 CAPACITY AND VALIDITY. SBCL has the full power and corporate authority necessary to enter into and perform its obligations under this Assets Purchase Agreement and the other documents to be executed and delivered by SBCL hereunder or in connection herewith (the "SBCL DOCUMENTS") and to consummate the transactions contemplated hereby and thereby. This Assets Purchase Agreement and all other SBCL Documents have been or will be duly executed and delivered by SBCL, and constitute or will constitute the legal, valid and binding obligations of SBCL, enforceable in accordance with their respective terms except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect
affecting the enforcement of creditors' rights generally.   The execution,
delivery and performance of this Assets Purchase Agreement or any other SBCL Document, and the consummation of the transactions contemplated hereby or thereby, will not violate any provisions of the articles of incorporation or bylaws of SBCL, or any Regulation or Court Order to which SBCL is subject.

                    3.1.2 ORGANIZATION, GOOD STANDING AND FOREIGN QUALIFICATION. SBCL is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has the corporate power and authority to carry on its business in such places as it has been and is now being conducted, and to own and lease the properties and assets which it now owns or leases, in each case in connection with its provision of Lab EDI Services.

                    3.1.3     PROJECTIONS.

                              (a)  The aggregate costs reflected by the line
items [*] attached hereto as DISCLOSURE SCHEDULE 3.1.3 (the "PROJECTIONS") are accurate in all material respects and do not omit to state any material fact required to be stated therein to make such Projections not misleading; PROVIDED that such Projections are indicative only of general expenses (excluding one-time or transactional expenses, which include any expenses incurred with respect to this transaction) for [*] projected to be incurred in connection with SBCL's provision of Lab EDI Services to [*] SCAN Sites and assume that ActaMed will provide services to only such number of SCAN Sites and only in the same manner that SBCL did prior to transfer.

                              (b)  The Projections were prepared in accordance
with the books and records of SBCL in all material respects, which books and records have been properly maintained and are complete and correct in all material respects.

                              (c)  SBCL has not received any advice or
notification from its independent certified public accountants that SBCL has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Projections any expenses associated with SBCL's provision of Lab EDI Services.

                    3.1.4 ABSENCE OF CHANGES. Except as contemplated by this Assets Purchase Agreement, since December 1, 1997, SBCL's provision of Lab EDI Services has been carried on only in the ordinary course of SBCL's business, and there has not been any transaction or occurrence in which SBCL has:

                              (a)  suffered or experienced any event or
condition materially increasing the expenses incurred by SBCL in the provision of Lab EDI Services;

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              (b)  increased the rate of compensation payable or
to become payable by it to any of the Transferred Employees or agreed to do so, except general hourly rate increases, normal merit increases and increases due to promotions;

                              (c)  failed to provide notice to ActaMed that it
hired or committed to hire any Person who will perform services directly relating to SBCL's provision of Lab EDI Services, or terminated or received the resignation of any Transferred Employee;

                              (d)  through negotiation or otherwise, made any
commitment or incurred any Liability, whether or not enforceable, to any labor organization affecting Transferred Employees;

                              (e)  directly or indirectly paid or entered into a
Contract to pay any severance or termination pay to any Transferred Employee;

                              (f)  experienced problems with the SCAN Network
or [*] (as defined in the Services Agreement) (such as network operations, quality assurance or software development problems) which have materially and adversely affected SBCL's provision of Lab EDI Services to SBCL Sites in Regions not yet transferred to ActaMed pursuant to this Assets Purchase Agreement.

                    3.1.5 REAL PROPERTY. SBCL neither owns nor leases (either as lessee or lessor) any real property related exclusively to its provision of Lab EDI Services.

                    3.1.6     PERSONAL PROPERTY.

                              (a)  SBCL owns and has good title to the SCAN
Assets, free and clear of any and all Liens of any kind or nature.

                              (b)  DISCLOSURE SCHEDULE 3.1.6 contains  (i) a
sample configuration of a PC System which is representative of PC Systems provided to Automated Providers by SBCL for the provision of Lab EDI Services, and (ii) a list of the SCAN Assets in the Region being transferred, which list is true and complete in all material respects to the best of SBCL's knowledge.

                              (c)  SBCL does not lease any equipment, machinery
or other items of tangible personal property for use exclusively in the provision of Lab EDI Services. SBCL does not lease any personal property as lessor in connection with its provision of Lab EDI Services.

                              (d)  As of the Region One Transfer Date, there
are not less than [*] SBCL Sites located in all Regions.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    3.1.7     COMPLIANCE WITH LAWS.

                              (a)  To the best knowledge of SBCL, in its
provision of Lab EDI Services, SBCL has complied in all material respects with all applicable Regulations relating to the provision of Lab EDI Services.

                              (b)  To the best knowledge of SBCL, the SCAN
Software complies as of the Region One Transfer Date with all applicable Regulations relating to SBCL's provision of Lab EDI Services.

                              (c)  SBCL has obtained all consents or approvals
required from, has made all necessary filings with, and has provided all required notices to, any governmental body or agency or any other third party in connection with the execution and delivery of this Assets Purchase Agreement or any of the SBCL Documents.

                    3.1.8 LITIGATION AND CLAIMS. There are no outstanding Court Orders or quasi-judicial or administrative decisions to which SBCL is subject relating to the SCAN Assets located at SBCL Sites and there is no Litigation pending or, to SBCL's knowledge, threatened relating to (i) the SCAN Assets located at SBCL Sites or (ii) SBCL's provision of Lab EDI Services. SBCL has not been advised by any attorney representing it that there are any "loss contingencies" (as defined in FASB 5), which would be required by FASB 5 to be disclosed or accrued in SBCL's financial statements by reason of the Lab EDI Services provided by SBCL.

                    3.1.9     CONTRACTS AND COMMITMENTS; WARRANTIES.

                              (a)  DISCLOSURE SCHEDULE 3.1.9 contains, to the
best knowledge of SBCL, a list, which is true and correct in all material respects, of all Vendor Contracts and all Contracts to which SBCL is a party solely because it provides Lab EDI Services using the SCAN Network, except for Contracts (other than Vendor Contracts) that (i) are terminable on thirty (30) days or less notice by SBCL without any Liability, (ii) are described in any other Section of the Disclosure Schedule hereto, or (iii) do not require payments in excess of $5,000 in the aggregate following the date hereof (unless renewed which renewal is at the discretion of ActaMed).

                              (b)  Each of the Contracts listed in DISCLOSURE
SCHEDULE 3.1.9, or described in this Section 3.1.9, is in full force and effect. No Default by SBCL under any of the terms or conditions set forth in any of the Contracts to which SBCL is a party or any document or instrument related thereto has occurred or been asserted by any party which could result in acceleration of any obligations under or termination of the Contract. The execution, delivery and performance of this Assets Purchase Agreement or any other SBCL Document, and the consummation of the transactions contemplated hereby or thereby, will not conflict with, result in a breach of, or constitute a Default under any Contract to which SBCL is a party or by which it is bound, affect the continuation, validity and effectiveness of any of such Contracts, or any terms thereof, or result in the creation of any Lien upon any of the SCAN Assets located at SBCL Sites, or result in the acceleration of the maturity of any payment date of any of SBCL's obligations, or increase or adversely affect the obligations of SBCL thereunder. SBCL has provided, upon request, true, correct and complete copies of the Contracts referred to in DISCLOSURE SCHEDULE 3.1.9 to ActaMed for review.

                    3.1.10 CONDITION OF ASSETS. To the best of SBCL's knowledge, the PC Systems located at SBCL Sites in a Region to be transferred on an Applicable Transfer Date are in good operating condition so as to allow, in the aggregate, a level of connectivity with the SCAN Network which is consistent with SBCL's historically experienced level of connectivity. No representation or warranty is hereby given as to the condition or state of repair of any individual component of a PC System.

                    3.1.11 BROKERS AND FINDERS. No third party is entitled to receive any commission, fees or similar consideration in connection with the transactions contemplated by this Assets Purchase Agreement based on any arrangement or agreement made by or on behalf of SBCL.


                    3.1.12    INVESTMENT REPRESENTATIONS; LEGEND ON SHARES.

                              (a)  SBCL hereby acknowledges that (i) the shares
of Series D Preferred Stock (or, if applicable, Conversion Shares) delivered pursuant to this Assets Purchase Agreement have not been registered under the Securities Act, and the resale of such shares is therefore subject to restrictions imposed by federal and state securities laws including without limitation that such shares cannot be sold or otherwise disposed of except in a transaction which is registered under the Securities Act or exempted from registration; (ii) ActaMed has advised SBCL, a reasonable time prior to the execution of this Assets Purchase Agreement, that the shares have not been registered under the Securities Act; and (iii) all certificates representing the shares delivered to SBCL shall be stamped or otherwise imprinted with a legend substantially in the following form (together with any other legend required by state law), and that stop transfer orders will be given to ActaMed's transfer agent:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED
               UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE."

                              (b)  SBCL is an accredited investor (as such term
is defined in Rule 506 of Regulation D promulgated by the SEC) and is acquiring the shares of Series D Preferred Stock (and, if applicable, Conversion Shares) for its own account for investment purposes only, and not with a view to the distribution, transfer, or assignment of the same in whole or in part. SBCL has been represented by counsel and advisers, each of whom has been previously selected by SBCL, as SBCL has found necessary to consult concerning this Assets Purchase Agreement and the shares to be issued pursuant to this Assets Purchase Agreement. SBCL, either alone or with its representative(s), has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the prospective investment. SBCL and its counsel and other advisers have been provided with such information concerning ActaMed as they have deemed relevant with respect to SBCL's investment decision relating to the shares being delivered to it. SBCL has had a reasonable opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Assets Purchase Agreement, to discuss ActaMed's business, management and financial affairs with the management of ActaMed, and to obtain any additional information which ActaMed possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished. SBCL has received satisfactory responses from management of ActaMed to SBCL's inquiries.

                    3.1.13 THIRD PARTY SOFTWARE. SBCL has sufficient rights and licenses in Third Party Software to convey the rights contemplated by
Section 1.2 hereof, free and clear of any liens, claims or encumbrances, in each case subject to the exclusions and limitations expressly set forth in Section
1.2 hereof.

                    3.1.14 SCHEDULES. All Sections of the Disclosure Schedule referenced in this Section 3.1 are true, correct and complete as of the date of this Assets Purchase Agreement, and will be true, correct and complete as of each Transfer Date. Matters disclosed in each such Section of the Disclosure Schedule shall be deemed disclosed for purposes of the matters to be disclosed in any Section of the Disclosure Schedule.

     SECTION 3.2 BY ACTAMED. Except as set forth on a Disclosure Schedule hereto, ActaMed hereby represents and warrants to SBCL, and will represent and warrant to SBCL on each Transfer Date, as follows:

                    3.2.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. ActaMed is a duly organized and validly existing corporation in good standing under the laws of the State of Georgia and has full corporate power and authority to carry on its business, to own and operate its properties and assets, and to consummate the transactions contemplated by this Assets Purchase Agreement and the other documents to be executed and delivered by ActaMed hereunder (the "ACTAMED DOCUMENTS"). ActaMed is currently engaged in the ActaMed Business and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The Fourth Amended Articles have been duly filed and are currently in effect. ActaMed has delivered to SBCL true, correct and complete copies of the Fourth Amended Articles and the bylaws of ActaMed, including all amendments thereto, as presently in effect. ActaMed has all governmental licenses, authorizations, consents and approvals required to carry on the ActaMed Business as now conducted and as proposed to be conducted and to own, operate and lease its properties and assets, except for those licenses, authorizations, consents and approvals the failure of which to have would not have a Material Adverse Effect.

                    3.2.2 AUTHORIZATION OF AGREEMENT, NO BREACH. The execution and delivery of this Assets Purchase Agreement have been duly authorized by all necessary corporate action on the part of ActaMed, and no further corporate action of any nature is required pursuant to the Articles or the bylaws of ActaMed. All Persons who have executed or will execute this Assets Purchase Agreement, or any other agreement or document called for by this Assets Purchase Agreement on behalf of ActaMed have been duly authorized to do so by all necessary corporate action. This Assets Purchase Agreement and the other ActaMed Documents have been duly executed and delivered by ActaMed and constitute legal, valid and binding obligations of ActaMed, enforceable against ActaMed in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Assets Purchase Agreement and the other ActaMed Documents and the consummation of the transactions contemplated hereby and thereby will not (1) violate or result in a breach of or Default or acceleration under the Articles or the bylaws of ActaMed or any material contract to which ActaMed is a party or is bound, (2) violate any Court Order, quasi-judicial or administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon ActaMed or upon the securities, property or business of ActaMed or (3) violate any Regulation relating to ActaMed, or to the securities, property, or business of ActaMed.

                    3.2.3     ACTAMED FINANCIAL STATEMENTS.

                              (a)  DISCLOSURE SCHEDULE 3.2.3 hereto contains a
true and correct copy of (i) the balance sheets of ActaMed at December 31, 1995 and December 31, 1996 and the statements of operations, statements of stockholders equity and statements of cash flows of ActaMed for the years ended December 31, 1995 and December 31, 1996, which have been audited by Deloitte & Touche, LLP independent accountants (the "ACTAMED FINANCIAL STATEMENTS"), and
(ii) the unaudited balance sheets of ActaMed at September 30, 1997 and the statements of operations, statements of stockholders equity and statements of cash flows of ActaMed for quarter ended September 30, 1997 (the "ACTAMED UNAUDITED STATEMENTS").

                              (b)  The ActaMed Financial Statements have been
prepared in accordance with GAAP applied on a consistent basis during the respective periods covered thereby. The ActaMed Financial Statements are correct and complete and present fairly in all material respects the financial position of ActaMed at the date of the balance sheets included therein and the results of operations and cash flows of ActaMed for the respective periods covered by the statements of operations and cash flows included therein. ActaMed has no material obligations or liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or not due) which would be required by GAAP to be disclosed in the ActaMed Financial Statements and which, either individually or in the aggregate, would have a Material Adverse Effect and which are not disclosed by the ActaMed Financial Statements.

                              (c)  The ActaMed Unaudited Statements have been
prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as otherwise disclosed therein) and certified by the chief financial officer of ActaMed as presenting fairly the financial condition and results of operations of ActaMed and any of its Subsidiaries for the periods covered by the statements (subject to customary exceptions for interim unaudited financial statements).

                    3.2.4 CONSENTS. No consent, approval or authorization of, or qualification, designation, declaration or filing with, or notice to any governmental authority on the part of ActaMed is required in connection with (a) the valid execution and delivery of the ActaMed Documents and (b) the issuance of the shares of Series D Preferred Stock (and, if applicable, the Conversion Shares), except the filing of the Fourth Amended Articles in the office of the Secretary of State of the State of Georgia, which filing will be accomplished concurrently with the execution and delivery of this Assets Purchase Agreement.

                    3.2.5     CAPITALIZATION.

                              (a)  After giving effect to the authorization of
the shares of Series D Preferred Stock, the capital stock of ActaMed, as authorized by its Articles consists of the authorized, issued and outstanding capital stock set forth on DISCLOSURE SCHEDULE 3.2.5. None of such issued shares is held in the treasury of ActaMed. ActaMed does not have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and no Person has any right against ActaMed to subscribe for or to purchase, or any options for the purchase, or any agreements providing for the issuance, of any capital stock or any stock or securities convertible into capital stock of ActaMed.
                              (b)  All of the issued and outstanding shares
of ActaMed capital stock have been validly issued and are fully paid and non-assessable. The shares of Series D Preferred Stock, when issued to SBCL pursuant to this Assets Purchase Agreement, will be validly issued, fully paid and nonassessable, will have the designations, preferences, limitations, and relative rights set forth in the Articles and will be free and clear of all liens, claims and encumbrances. Any and all of the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable.

                    3.2.6 REGISTRATION RIGHTS. Except as set forth in the Registration Rights Agreement, ActaMed will not be under any obligation to register under the Securities Act any of its then outstanding securities or any of its securities which may thereafter be issued.

                    3.2.7 OFFERING. Subject to the accuracy of representations and warranties by SBCL in Section 3.1 hereof, the issuance of the shares of Series D Preferred Stock (and the issuance of the Conversion Shares) on the Applicable Transfer Date constitutes a transaction exempt from the registration requirements of
Section 5 of the Securities Act, and from the qualification requirements of any applicable state securities or "blue sky" laws.

                    3.2.8 CHANGES. Since the date of the latest ActaMed Unaudited Statements, there has not been (i) any adverse change in the assets, liabilities, financial condition or operations of the ActaMed Business from that reflected in the ActaMed Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect or (ii) any adverse change in the prospects of the ActaMed Business or any other event or condition (or events or conditions) of any character which, either individually or cumulatively, has had a Material Adverse Effect.

                    3.2.9 SUBSIDIARIES. Other than EDI Services Inc., ActaMed has no Subsidiaries. Except as set forth in this Assets Purchase Agreement, ActaMed does not own, or have the right to acquire, any securities or other equity or ownership interest in any corporation, association or other business entity or Person.

                    3.2.10 PENDING LITIGATION, ETC. There are no actions at law, suits in equity or other proceedings or, to the knowledge of ActaMed, investigations in any court, tribunal or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel or any governmental or private third-party insurance agency, pending or, to the knowledge of ActaMed, threatened against or affecting ActaMed that either individually or in the aggregate, would have a Material Adverse Effect, or, would question the validity or enforceability of this Assets Purchase Agreement, the ActaMed Documents, or any of the transactions contemplated hereby and thereby. ActaMed is not in default with respect to any Court Order.

                    3.2.11 TITLE TO PROPERTIES. ActaMed has good and marketable title to its properties and assets and has good title to all its respective leasehold interests, in each case subject to no Lien, other than as set forth on DISCLOSURE SCHEDULE 3.2.11 hereto. DISCLOSURE SCHEDULE 3.2.11 accurately lists with respect to the personal property owned by ActaMed (i) each financing statement, deed, agreement or other instrument which has been filed, recorded or registered pursuant to any Regulation that names a business entity as debtor or lessee or as the grantor or the transferor of the interest created thereby, and (ii) as to each such financing statement, deed, agreement or other instrument, the names of the debtor, lessee, grantor or transferor and the secured party, lessor, grantee or transferee and the name of the jurisdiction in which such financing statement, deed, agreement or other instrument has been filed, recorded or registered.

                    3.2.12 INTELLECTUAL PROPERTY, ETC. ActaMed owns or possesses the rights to use, free from burdensome restrictions or conflicts with the rights of others, all Intellectual Property necessary for the conduct of the ActaMed Business as now conducted and as proposed to be conducted. All licenses constituting ActaMed's Intellectual Property are in full force and effect and constitute legal, valid and binding obligation of the respective parties thereto, and there have not been and are not any Defaults thereunder by any party. There are no outstanding options, licenses, or material agreements of any kind relating to the foregoing, nor is ActaMed bound by or a party to any options, licenses or agreements of any kind with respect to such Intellectual
Property. ActaMed has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the Intellectual Property rights of any other Person. To ActaMed's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of their best efforts to promote the interests of ActaMed or that would conflict with the ActaMed Business as proposed to be conducted. Neither the execution nor delivery of this Assets Purchase Agreement, nor the carrying on of the ActaMed Business by the employees of ActaMed, nor the conduct of the ActaMed Business as proposed, will, to ActaMed's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a Default under, any Contract under which any of such employees is now obligated. ActaMed does not believe it is or will be necessary to utilize any inventions of any of its employees
(or people it currently intends to hire) made prior to their employment by ActaMed.

                    3.2.13 COMPLIANCE WITH OTHER INSTRUMENTS. ActaMed is not in violation of or in Default in any material respect under any term of its organizational documents, any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and is not in violation in any material respect of any applicable Regulation, and to ActaMed's knowledge, there is no state of facts which, with the passage of time or giving of notice or both, would constitute any such violation or Default that would in the aggregate have a Material Adverse Effect. The execution, delivery and performance of and compliance with the ActaMed Documents, the issuance of the shares of Series D Preferred Stock (and the Conversion Shares) and the consummation of any other transaction contemplated by the ActaMed Documents have not resulted and will not result in any such violation, or be in conflict with, or constitute a Default under any of the foregoing, or result in the creation of any Lien upon any of the properties or assets of ActaMed.

                    3.2.14 COMPLIANCE WITH LAW. ActaMed is in compliance with all Regulations to which it is subject, the violation of which, either individually or in the aggregate, would have a Material Adverse Effect. The execution, delivery or performance of this Assets Purchase Agreement or any of the other ActaMed Documents, and the consummation of the transactions contemplated by the ActaMed Documents, will not cause ActaMed to be in violation of any Regulation.

                    3.2.15 EMPLOYEES. To the knowledge of ActaMed, no employee of ActaMed is in violation of any term of any employment contract, patent disclosure agreement or any other Contract relating to the Intellectual Property of ActaMed or the relationship of any such employee with such entity or any other party.

                    3.2.16    EMPLOYEE BENEFIT PLANS.


                              (a)  DISCLOSURE SCHEDULE  3.2.16  contains a
current, correct and complete list of all the Employee Benefit Plans.

                              (b)  All Employee Benefit Plans conform (and at
all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Employee Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Employee Benefit Plans, that could subject ActaMed to any material penalty or tax imposed under the Code or ERISA.

                              (c)  Any Employee Benefit Plan intended to be
qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, ActaMed has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes or unrelated business income under the Code or ERISA with respect to any such Employee Benefit Plan.

                              (d)  ActaMed and the ERISA Affiliates do not
sponsor or contribute to, and have not in the past sponsored or contributed to, and have no Liability with respect to, any defined benefit plan subject to Title IV of ERISA or any multi-employer plan (as defined in Section 3(37) of ERISA). Neither ActaMed nor any ERISA Affiliate has any current or contingent obligation to any multi-employer plan (as defined in Section 3(37) of ERISA). ActaMed does not have any Liability with respect to any employee benefit plan or arrangement other than with respect to the Employee Benefit Plans listed in DISCLOSURE
SCHEDULE 3.2.16.

                              (e)  There are no pending or, to the knowledge of
ActaMed, threatened claims by or on behalf of any such Employee Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Employee Benefit Plans, alleging any violation of ERISA or any other Applicable Regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of ActaMed, any basis for such claim. Such Employee Benefit Plans are not the subject of any pending (or to the knowledge of ActaMed, any threatened) investigation or audit by the Internal Revenue Service, the U.S. Department of Labor or the Pension Benefit Guaranty Corporation or any similar regulatory agency, foreign or domestic.

                              (f)  ActaMed has timely made all required payments
and contributions under the Employee Benefit Plans including the payment of all insurance premiums. All such payments and contributions have been deducted fully by ActaMed for federal income tax purposes. Such deductions have not been challenged or disallowed by any governmental entity and ActaMed has no reason to believe that such deductions are not properly allowable. ActaMed has not incurred any Liability for any tax, excise tax, penalty or fee with respect to any Employee Benefit Plan, and, to the best of ActaMed's knowledge, no event has occurred and no circumstance exists or has existed that could give rise to any such Liability.

                              (g)  The execution of and performance of the
transactions contemplated by this Assets Purchase Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, acceleration, vesting or increase in benefits with respect to any employee or former employee of ActaMed, including one that would be an "excess parachute payment" under Section 280G of the Code.

                              (h)  ActaMed does not maintain any plan or
arrangement that provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits, other than to the extent required by Part 6 of Title I of ERISA.

                              (i)  ActaMed does not maintain or contribute to,
nor has it in the past maintained or contributed to, any "welfare benefit fund" (within the meaning of Section 419 of the Code).

                              (j)  Any Employee Benefit Plan that is a group
health plan (within the meaning of Section 4980B(g)(2) of the Code) complies and has been administered in material respects in accordance with all of the applicable requirements of Section 4980B of the Code, Part 6 of Title I of ERISA, Title XXII of the Public Health Service Act, the Social Security Act and all other applicable Regulations.

                              (k)  Any Employee Benefit Plan that is a group
health plan (within the meaning of Section 4980D(f)(1) of the Code) complies and has been administered in material respects in accordance with all of the applicable requirements of Subtitle K of the Code, Part 7 of Title I of ERISA, the Public Health Service Act and all other applicable Regulations, and

                              (l)  Neither ActaMed nor any ERISA Affiliate has
contributed to a non-conforming group health plan (as that term is defined in Code section 5000(c)) or incurred any tax liability under Code section 5000(a).

                    3.2.17    COMPLIANCE WITH ENVIRONMENTAL LAWS.

                              (a)  ActaMed is in compliance with all applicable
environmental Regulations applicable to the ActaMed Business with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, recycling, transportation, labeling or disposal of waste materials or process by-products, except violations which, either individually or in the aggregate, would not have a Material Adverse Effect. ActaMed is not liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits or registrations required for the ActaMed Business as presently conducted and proposed to be conducted, under any environmental Regulations have been or will, in a timely manner, be obtained or made, other than such licenses, permits or registrations as to which the failure to obtain or make, either individually or in the aggregate, will not have a Material Adverse Effect, and ActaMed is in compliance therewith in all material respects.

                              (b)  No release, emission or discharge into the
environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean Water Act, by ActaMed has occurred or is presently occurring on or from any property owned or leased by ActaMed in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing Regulations governing the protection of health and the environment or under any other Regulations (then or now applicable, as the case may be) other than such releases, emissions or discharges, either individually or in the aggregate, would not have a Material Adverse Effect.

                              (c)  To its knowledge, ActaMed has never (1)
owned, occupied or operated a site or structure on or in which any hazardous substance was or is stored, transported or disposed of in violation of any environmental Regulations at such time as such site or structure was owned, occupied or operated by ActaMed or at any other time, or (2) transported or arranged for the transportation of any hazardous substance other than in full compliance with all applicable environmental Regulations governing the ActaMed Business or the storage, transportation or disposal of hazardous substances except for such violations as, either individually or in the aggregate, would not have a Material Adverse Effect. ActaMed has never caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any such release or threatened release, or that ActaMed may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release, of any hazardous substance from any site or structure owned, occupied or operated by ActaMed, except such releases or threatened releases as, either individually or in the aggregate, would not have a Material Adverse Effect.

                    3.2.18 INSURANCE. The ActaMed Business has fire, casualty, liability, and business interruption insurance policies with recognized insurers, in such amounts and with such coverage as set forth on DISCLOSURE SCHEDULE 3.2.18.

                    3.2.19    MATERIAL CONTRACTS AND AGREEMENTS.  DISCLOSURE
SCHEDULE 3.2.19 lists the parties to, and subject matter of, all material Contracts of the ActaMed Business, including without limitation, all employment or labor contracts, leases or compensation plans. Except as set forth on such Schedule, all Contracts set forth on such list are valid, binding, and in full force and effect, without any breach by ActaMed or, to ActaMed's knowledge, any other party thereto.

                    3.2.20 TAXES. All federal, state and other tax returns of ActaMed required by law to be filed have been duly filed and all federal, state and other Taxes, assessments, fees and other federal governmental charges upon ActaMed or any of the properties, incomes or assets of ActaMed that are due and payable have been paid. No extensions of the time for the assessment of deficiencies have been granted to ActaMed in connection with any federal tax, assessment, fee or other federal governmental charge. There are no Liens, on any properties or assets of the ActaMed Business imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge that, either individually or in the aggregate, would have a Material Adverse Effect.

                              (a)  ActaMed has not assumed and is not liable for
any Tax liability of any other Person, including any predecessor corporation, as a result of any purchase of assets or other business acquisition transaction;

                              (b)  ActaMed has not indemnified or agreed to
indemnify any other Person or otherwise agreed to pay on behalf of any other Person tax liability growing out of or which may be asserted on the basis of any tax treatment adopted with respect to all or any aspect of such a business acquisition transaction;

                              (c)  The charges, accruals and reserves, if any,
on the books of ActaMed in respect of all Taxes for all fiscal periods to date are adequate in accordance with GAAP, and ActaMed knows of no additional unpaid assessments for such periods or other governmental charges payable by ActaMed in connection with the execution and delivery of this Assets Purchase Agreement, the ActaMed Documents or the issuance of the Shares of Series D Preferred Stock by ActaMed, other than stock transfer taxes, recording fees and filing fees in connection with state securities or "blue sky" filings.

                    3.2.21 INVESTMENT COMPANY. ActaMed is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and ActaMed is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

                    3.2.22 LABOR RELATIONS. ActaMed is not engaged in any unfair labor practices. There is:

                              (a)  no unfair labor practice complaint pending
or, to the best of ActaMed's knowledge, threatened against ActaMed before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best of ActaMed's knowledge, threatened,

                              (b)  no strike, lock-out, labor dispute, slowdown
or work stoppage pending or, to the best of ActaMed's knowledge, threatened against ActaMed, and

                              (c)  no union representation or certification
question existing or pending with respect to the employees of ActaMed, and, to the best knowledge of ActaMed, no union organization activity taking place, other than such actions or proceedings as, either individually or in the aggregate, would not have a Material Adverse Effect.

                    3.2.23 NO CONFLICT OF INTEREST. ActaMed is not indebted, directly or indirectly, to any Substantial Holder, or, to ActaMed's knowledge, to any Affiliate of a Substantial Holder, in any amount whatsoever. To the best knowledge of ActaMed, no Substantial Holders, or any of their Affiliates, are indebted to any firm or corporation with which ActaMed is affiliated or with which ActaMed has a business relationship, or any firm or corporation which competes with ActaMed. Except as contemplated by the ActaMed Documents, no Substantial Holder, or, to ActaMed's knowledge, any Affiliate of a Substantial Holder, is directly or indirectly interested in any contract with ActaMed or any of its Subsidiaries.

                    3.2.24 BROKERS OR FINDERS. No broker, agent, finder or consultant or other Person has been retained by or on behalf of ActaMed (other than legal or accounting advisors), or is or may be entitled to be paid based upon any agreements or understandings made by ActaMed in connection with the transactions contemplated hereby.

                    3.2.25 FULL DISCLOSURE. This Assets Purchase Agreement, the other ActaMed Documents, and any report or financial statement referred to in this Section 3.2 hereof and any certificate, report, statement or other writing furnished to SBCL by or on behalf of ActaMed in connection with the negotiation of this Assets Purchase Agreement and the other ActaMed Documents and the sale of the shares of Series D Preferred Stock, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact with respect to which disclosure has been requested and which is necessary to make the statements contained herein or therein not misleading.

                                      ARTICLE 4

                                  TRANSITION MATTERS


     SECTION 4.1    PRIOR TO REGION TRANSFER.

                    4.1.1 SBCL CONTINUED OPERATION. Except (i) as contemplated by the Implementation Plan, (ii) with the prior written consent of ActaMed, or (iii) as necessary to effect the transactions contemplated by this Assets Purchase Agreement, SBCL shall, with respect to all SBCL Sites in each Region which has not been transferred, until the Applicable Transfer Date for the Region:

                              (a)  provide Lab EDI Services using the SCAN
Network in substantially the same manner as presently being conducted;

                              (b)  use its best efforts to preserve its present
relationships with Automated Providers and vendors; and

                              (c)  notify ActaMed of any development materially
and adversely affecting its ability to provide Lab EDI Services, and of any governmental complaints, investigations or hearings (or written communications indicating that the same is contemplated) or administrative proceedings, involving its ability to provide Lab EDI Services, and permit its representatives prompt access to all materials prepared in connection therewith.

                    4.1.2 SCAN EXPENSE STATEMENTS. SBCL will cooperate with ActaMed and Ernst & Young, or another of the "Big 6" national accounting firms chosen by ActaMed and approved by SBCL ("CPA"), and provide CPA access to SBCL's business and accounting records relating to SBCL's provision of Lab EDI Services so that CPA may prepare audited financial statements, as of December 31, 1995, December 31, 1996, and December 31, 1997, with respect to SBCL's provision of such services, to the extent required for ActaMed to complete a registration of the ActaMed Common Stock with the Securities Exchange Commission. ActaMed will be responsible for, and pay, the expense of said audit, and ActaMed and SBCL shall use their collective best efforts to cause said audit to be completed on or prior to April 30, 1998.

     SECTION 4.2    REGION TRANSITION MATTERS.

                    4.2.1 IMPLEMENTATION PLAN. (a) As a further condition precedent to the occurrence of the Region One Transfer Date, the parties have prepared a detailed plan regarding the transition of SBCL Sites into ActaMed Sites (the "IMPLEMENTATION PLAN"), a copy of which is attached hereto as
SCHEDULE 4.2.1. SBCL's nominees to the Implementation Committee shall review the Implementation Plan and shall notify ActaMed as to any proposed changes to the Implementation Plan on or prior to January 15, 1998. ActaMed shall implement all such changes, except to the extent its designees to the Implementation Committee reasonably believe that any such change would materially impact ActaMed's ability to meet the Transfer Benchmarks or the Performance Standards (as defined in the Services Agreement), or would have a Material Adverse Effect on ActaMed. If SBCL's designees to the Implementation Committee disagree with ActaMed's assessment of a proposed change, the dispute shall be resolved in accordance with the provisions of Article IX hereof. The Implementation Plan shall continue in force, without any modification in respect of the disputed change, until resolution of the matter.

                              (b)  In the event of any conflict between the
terms of the Implementation Plan, on the one hand, and this Assets Purchase Agreement, the Services Agreement, the License or the Development Agreement, on the other, the terms of the relevant Transaction Document shall govern and control over those of the Implementation Plan.

                    4.2.2 IMPLEMENTATION COMMITTEE. ActaMed and SBCL shall form an implementation committee, consisting of an equal number of representatives of ActaMed and SBCL (the "IMPLEMENTATION COMMITTEE"), authorized and directed to (i) apply the Implementation Plan to each Region prior to it being transferred to ActaMed, (ii) oversee, manage and implement the transition of SBCL Sites into ActaMed Sites in accordance with the Implementation Plan;
(iii) revise and adapt the Implementation Plan to changing circumstances; and
(iv) determine the steps to be taken by the parties in those instances where the Implementation Plan does not address an issue or problem presented. The Implementation Committee shall initially be comprised of the people named on
SCHEDULE 4.2.2 hereto. From such list, ActaMed and SBCL shall each designate one person (each an "RELATIONSHIP MANAGER") who together will manage the Implementation Committee.

                    4.2.3 ASSISTANCE FROM SBCL. SBCL will provide resources to assist ActaMed in the transition of SBCL Sites to ActaMed Sites as more fully provided in the Services Agreement.

     SECTION 4.3    GENERAL COVENANTS.

                    4.3.1 ACCESS TO PROPERTIES. At all times prior to the last Transfer Date, the Transferred Employees, attorneys, accountants, agents and other authorized and designated representatives of ActaMed will be allowed upon reasonable advance notice and with minimal disruption to SBCL's business operations, reasonable access to the properties, books and records of SBCL relating to the SCAN Assets located at SBCL Sites, including without limitation, title documents, leases, customer lists, and other data that, in the reasonable opinion of both ActaMed and SBCL, are required for ActaMed to obtain such information as it may reasonably request about the Transferred Employees or such SCAN Assets. ActaMed shall also be allowed reasonable opportunity to consult with the officers, employees, accountants, counsel and agents of SBCL in connection with such investigation.

                    4.3.2 OTHER OFFERS AND EXCLUSIVE DEALING. Unless and until notice of termination of this Assets Purchase Agreement prior to the last Transfer Date pursuant to Article X hereof, SBCL shall not, acting in any capacity, directly or indirectly, through any officer, director, employee, agent, affiliate or otherwise of SBCL, (a) solicit, initiate or encourage submission of proposals or offers from any Person, corporation or other entity for the primary or specific purpose of selling the SCAN Assets located at SBCL Sites, or relating to the provision of Lab EDI Services to Automated Providers,
(b) participate in any discussions or negotiations regarding, or, except as required by a legal or judicial process, furnish to any other Person, corporation or other entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to purchase the SCAN Assets located at SBCL Sites or to obtain the right to provide Lab EDI Services to Automated Providers, or (c) approve or undertake any such transaction. Nothing in this
Section 4.3.2 shall restrict what SBCL may otherwise do under the Services Agreement.

                    4.3.3 CONSENTS AND APPROVALS. SBCL will use its best efforts to obtain the waiver, consent and approval of all Persons whose waiver, consent or approval (a) is required in order to consummate the transactions contemplated by this Assets Purchase Agreement, or (b) is required by any Contract to be assumed by ActaMed, or by any Court Order or License to which SBCL is a party or subject on any Transfer Date in connection with the provision of Lab EDI Services, and which would prohibit, or require the waiver, consent or approval of such transactions, or under which such transactions would, without such waiver, consent or approval, constitute a Default under the provisions thereof, result in the acceleration of any obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder. All written waivers, consents and approvals obtained by SBCL relating to a Region shall be provided to ActaMed on the Transfer Date relating to such Region in form and content reasonably satisfactory to ActaMed. Without limiting the generality of the foregoing, SBCL shall cause the [*] to sell to ActaMed in accordance with the terms and conditions of this Agreement the SCAN Assets located in Region Two on or prior to December 31, 1998.

               To the extent that SBCL's rights under any Contract or other SCAN Asset to be assigned to ActaMed hereunder may not be assigned without the consent of another Person which has not been obtained, this Assets Purchase Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If notwithstanding the best efforts of SBCL described above any such consent shall not be obtained, or if any attempted assignment would be ineffective or would impair ActaMed's rights under the SCAN Asset in question so that ActaMed would not in effect acquire the benefit of all such rights, ActaMed to the maximum extent permitted by law, shall act after the Applicable Transfer Date as SBCL's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with SBCL in any other reasonable arrangement designed to provide such benefits to ActaMed.

                    4.3.4 PUBLIC ANNOUNCEMENTS. The parties hereto are in the process of jointly developing a plan (the "COMMUNICATION PLAN") for communicating the transactions

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

contemplated by this Assets Purchase Agreement and the Services Agreement to Automated Providers, Transferred Employees and the public, a draft of which attached as SCHEDULE 4.3.4 hereto. The parties agree to use their collective best efforts to complete the Communication Plan by January 6, 1998, and each party agrees to abide by such Communication Plan. Without limiting the foregoing, neither party shall send any communication to any Automated Providers or Transferred Employee describing, or otherwise in connection with, the transactions and relationships contemplated by this Agreement (and such other agreements) unless the form and content of such communication shall have been approved in advance by the other unless required by law or judicial process, in which case notification shall be given to the other party hereto prior to such disclosure.

                    4.3.5 STANDSTILL. At all times prior to the last Transfer Date, ActaMed shall not consummate, or enter into any agreement with respect to a Sale of Assets (as that term is defined in the Articles), without the prior written consent of SBCL.

                              If, at any time prior to the last Transfer
Date, (i) ActaMed consummates any Merger, Share Exchange or Consolidation (as such terms are defined in the Articles) (a "Combination"); (ii) the holders of ActaMed stock immediately prior to the Combination are not the holders of a majority of the voting stock of the surviving company of the Combination,
(iii) Michael K. Hoover no longer has (or has diminished) responsibility for overseeing and, directly or indirectly, managing the transfer of the Regions under Section 2.3, and (iv) the Transfer Date of any remaining Region does not occur as scheduled under Section 2.3, then SBCL may withhold [*] of the Fixed Fee (as defined in the Services Agreement) due on or after such scheduled date or dates until such time as all Regions have been transferred.

     SECTION 4.4 CONFIDENTIALITY OF TRADE SECRETS. Each party hereto agrees not to use, copy or disclose the Trade Secrets of the other party, except as permitted by this Assets Purchase Agreement and the other Transaction Documents. Each party shall treat the other's Trade Secrets with at least that degree of care it uses with respect to its own such Trade Secrets. SBCL will give access to its Trade Secrets relating to its provision of Lab EDI Services to those ActaMed personnel who have a need for such access and to no other Person whatsoever. ActaMed will give access to its Trade Secrets relating to the provision of Lab EDI Services to those SBCL personnel who have a need for such access and to no other Person whatsoever. The requirements herein contained with respect to non-disclosure and non-use and protection of each party's Trade Secrets shall permanently survive termination of any other provisions of this Assets Purchase Agreement or the other Transaction Documents. If any party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Trade Secrets, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then such party will not be liable to the other party for disclosure of Trade Secrets required by such order if the disclosing party complies with the following requirements: (1) if an already issued order calls for immediate disclosure, then the disclosing party shall immediately move for or otherwise request a stay of such order to permit the other

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

party to respond; (2) the disclosing party promptly notifies the other party of the motion or order; and (3) the disclosing party does not oppose a motion or similar request by the other party for an order protecting the Trade Secrets including joining or agreeing to (or non-opposition to) a motion for leave to intervene by such other party. Notwithstanding anything to the contrary contained in this Assets Purchase Agreement, SBCL may disclose to the Office of Inspector General of the Department of Health and Human Services (the "OIG") as part of the disclosure SBCL makes under its Integrity Agreement the fact that SBCL and ActaMed have entered into the transactions contemplated by the parties and any information relating to such transaction or this Assets Purchase Agreement which SBCL determines, in good faith upon advice of counsel, is required or, in light of SBCL's obligations under the Integrity Agreement, appropriate for SBCL to make, or SBCL proposes to make in response to a request for such information from the OIG, provided that ActaMed shall be given opportunity (which shall be reasonable in light of all facts and circumstances) to review and comment upon the information SBCL intends to include in any such submission. In the event that any such disclosure that SBCL intends to make includes any information that constitutes Trade Secrets of ActaMed, SBCL will provide reasonable (in light of all facts and circumstances, including the time frame in which such disclosure is required to be made) assistance to ActaMed to take reasonable steps to assure that such Trade Secrets of ActaMed are maintained in confidence, including, but not limited to, (i) requesting that the OIG treat such information as trade secrets within the meaning of the Freedom of Information Act, 5 U.S.C. Section 552(b)(4), (ii) requesting of the OIG that SBCL and ActaMed be given prior notice of an proposed release of such information to Persons or entities outside of the OIG; (iii) requesting that the OIG otherwise assure the confidentiality of the information provided by ActaMed as if such information was a Trade Secret of SBCL [*] and taking other reasonable steps that may be requested by ActaMed and to which SBCL may, in its sole discretion, agree to assure that the OIG honors its confidentiality obligations in that section; (iv) where such information is to be provided in response to a request by the OIG, take reasonable steps to narrow the request from the OIG in an appropriate manner in order to limit the amount of information, if any, that constitutes Trade Secrets of ActaMed covered by such request; and (v) make reasonable efforts to permit ActaMed, with the concurrence of the OIG, to disclose such information directly to the OIG, provided that in any such case, ActaMed shall give SBCL a timely opportunity to review, comment upon and approv the information ActaMed intends to include in such submission. The additional safeguards described in subsections (i) through (v) above are designed to help assure the confidentiality of the Trade Secrets, the disclosure of which would have a material adverse impact on ActaMed. These additional provisions are not intended to interfere with SBCL's ability to meet its disclosure obligations under the Integrity Agreement. Each party shall promptly notify the other in the event it receives an inquiry, investigation or request for information from the OIG or other governmental agency into the matters relating to the proposed transactions. The provisions of this Section 4.4 shall apply in addition to similar provisions in the Services Agreement.

     SECTION 4.5 EFFORTS TO SATISFY CONDITIONS. SBCL and ActaMed each agree to use their respective best efforts to cause the Transfer Dates to occur as currently scheduled. In

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

addition, SBCL agrees to use its best efforts to satisfy the conditions set forth in Section 7.1 hereof, and ActaMed agrees to use its best efforts to satisfy the conditions set forth in Section 7.2 hereof. In furtherance of the foregoing, each party will use its best efforts to take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the other party contained in this Assets Purchase Agreement and will not take or fail to take any commercially reasonable action that could reasonably be expected to result in the nonfulfillment of any such condition. Each of ActaMed and SBCL further agrees to use its best efforts to (i) satisfy any conditions to the transfer of a Region set forth in Section 2.3, and (ii) deliver any and all documents to be delivered upon the transfer of a Region, as set forth in Sections 2.5 and 2.6.

     SECTION 4.6 EXPENSES. Except as otherwise provided herein, each of the parties to this Assets Purchase Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Assets Purchase Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     SECTION 4.7 ANTITRUST NOTIFICATION. The parties have filed with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which was requested in connection therewith pursuant to the HSR Act. The filing fee relating to such notification and report form will be borne equally.


                                      ARTICLE 5

                              ACTAMED COVENANTS TO SBCL

     SECTION 5.1 ADDITIONAL COVENANTS OF ACTAMED. ActaMed covenants and agrees that:

                    5.1.1 SECURITIES LAW FILINGS. From and after consummation of a Public Offering and for so long as a Permitted Owner holds any Conversion Shares, ActaMed will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the Regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Permitted Owner to sell Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by
(a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar Regulation hereafter adopted by the SEC. Upon the request of the Permitted Owner, ActaMed will deliver to the Permitted Owner a written statement as to whether it has complied with such requirements.

                    5.1.2 TRANSACTIONS WITH SUBSTANTIAL HOLDERS. ActaMed shall not, directly or indirectly, knowingly enter into any material transaction or agreement with any of its Substantial Holders or any Affiliate or officer of ActaMed or a Substantial Holder, or a material transaction or agreement in which a Substantial Holder or Affiliate or officer of ActaMed or a Substantial Holder has a direct or indirect interest, unless such transaction or agreement is on terms and conditions no less favorable to ActaMed or any of its Subsidiaries than could be obtained at the time in an arm's length transaction with a third Person that is not such a Substantial Holder or Affiliate or officer of ActaMed or a Substantial Holder, and such transaction or agreement has been reviewed and approved by a majority of those members of ActaMed's Board of Directors who have no such interest in the transaction. Except as provided in Section 11.1.4, this Section shall not be enforceable against ActaMed by (i) any Person other than a Permitted Owner or (ii) any Person not a party to this Assets Purchase Agreement.

                    5.1.3 BUSINESS AND FINANCIAL COVENANTS. ActaMed covenants that:

                              (a)  Except for shares issued (i) upon exercise
of options granted in accordance with the Stock Option Plans, the Articles and the Stockholders Agreement, (ii) upon conversion of shares of Preferred Stock, (iii) in connection with a Public Offering, (iv) upon exercise of the Warrant, or (v) as permitted under the Articles and the Stockholders Agreement, ActaMed will not, and will not permit any of its Subsidiaries, to hereafter issue or sell any shares or any securities convertible into, or any warrants, rights, or options to purchase shares of, the capital stock of ActaMed or such Subsidiary to any Person other than ActaMed, and ActaMed will not pledge any of the capital stock of any Subsidiary to any Person. ActaMed will not, in any event, issue or sell any shares of Series D Preferred Stock to any Person other than SBCL or its Affiliates.

                              (b)  Except as expressly permitted by the
Articles or the Stockholders Agreement, ActaMed shall not (except for the advancement of money for expenses in the ordinary course of business) make, or permit any of its Subsidiaries to make, any loans or advances to any Person or have outstanding any investment in any Person, whether by way of loan or advance to, or by the acquisition of the capital stock, assets or obligations of, or any other interest in, any Person.

                              (c)  Except as expressly permitted herein or by
the Articles or the Stockholders Agreement, neither ActaMed nor any of its Subsidiaries shall declare or make (i) any payment or the incurrence of any Liability to make any payment in cash, property or other assets as a dividend or other distribution in respect of any shares of capital stock of ActaMed or any Subsidiary, excluding, however, any dividends payable to ActaMed by a Subsidiary or dividends which may be payable solely in ActaMed Common Stock or the common stock of any Subsidiary and (ii) except as otherwise permitted by the Transaction Documents or a stock option agreement under the Stock Option Plans, any payment or the incurrence of any Liability to make any payment in cash, property or other assets for the purposes of purchasing, retiring or redeeming any shares of any class of capital stock of ActaMed or any Subsidiary or any warrants, options or other rights to purchase any such shares.

                              (d)  Neither ActaMed nor any of its
Subsidiaries will amend or change its articles of incorporation or bylaws, or violate or breach any of the provisions thereof.

                              (e)  Without the consent of a majority of the
Board of Directors:

                                    (i)      Other than debt in an amount no
greater than $2,000,000 incurred to fund the cash portion of the Purchase Price, ActaMed shall not create, incur or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any debt other than: (a) debt existing on the date hereof and included in the ActaMed Financial Statements or incurred in the ordinary course of business between the date of the ActaMed Financial Statements and the date hereof, and any renewals or replacements of such debt not exceeding the principal amount of the debt being replaced or renewed; and (b) debt not in excess of $1,000,000 in the aggregate in any one calendar year.

                                    (ii)     ActaMed shall not create or
suffer to exist, or permit any Subsidiary to create or suffer to exist, any obligations for the payment of rent for any property under leases or agreements to lease, other than obligations for (a) the payment of rent which, in the aggregate, do not exceed $1,000,000 annually and (b) payments under leases set forth on DISCLOSURE SCHEDULE 3.2.19.

                                    (iii)    ActaMed shall not acquire, or
permit any Subsidiary to acquire, directly or indirectly, the assets of or equity interests in any other business or entity, whether by purchase, merger consolidation or otherwise in excess of $1,000,000.

                                    (iv)     ActaMed shall not effect an
initial Public Offering of any equity securities, other than equity securities issued in a merger, totaling less than $15,000,000 (before discounts and commissions) in gross proceeds to ActaMed, and at a per share price of less than 2.5 times the then existing conversion price of the Series A Preferred Stock.

                    5.1.4     CORPORATE EXISTENCE, BUSINESS, MAINTENANCE,
INSURANCE.

                              (a)  ActaMed will at all times preserve and
keep in full force and effect its corporate existence and rights and franchises deemed material to its business and those of its Subsidiaries, except any Subsidiary of ActaMed may be merged into ActaMed or another Subsidiary.

                              (b)  ActaMed shall engage solely in the
business of developing healthcare information networks (with a principle focus on the provision of lab order entry and results reporting services) and businesses closely related thereto. ActaMed (and any Subsidiary) will not purchase or acquire any property other than property useful in and related to such business.

                              (c)  ActaMed will maintain or cause to be
maintained in good repair, working order and condition all properties used or useful in the business of ActaMed and any Subsidiary and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. ActaMed and any Subsidiary will at all times comply in all material respects with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

                              (d)  ActaMed will maintain or cause to be
maintained, with financially sound and reputable insurers, appropriate insurance with respect to its properties and business and the properties and business of any Subsidiary against loss or damage.

                    5.1.5     REPURCHASE OF SHARES OF PREFERRED STOCK.
Except as provided in Article Three, Section 5.1 of the Fourth Amended Articles, ActaMed shall not, and shall not permit any of its Subsidiaries or any Affiliate of ActaMed to, directly or indirectly, redeem or repurchase or make any offer to redeem or repurchase any shares of (i) Preferred Stock other than Series D Preferred Stock, unless ActaMed, such Subsidiary or such Affiliate has offered to repurchase shares of Preferred Stock PRO RATA, from all holders of outstanding shares of Preferred Stock, including without limitation the Series D Preferred Stock, upon the same terms, or (ii) Series
D Preferred Stock unless ActaMed, such Subsidiary or such Affiliate has offered to repurchase shares of Series D Preferred Stock PRO RATA, from all holders of outstanding shares of Series D Preferred Stock upon the same terms.

                    5.1.6 COMPENSATION. All awards of compensation, including, but not limited to, salary, bonus and awards of stock options made to executive officers and/or directors of ActaMed shall be determined by ActaMed in accordance with the terms of the Stockholders' Agreement and the Articles.

                    5.1.7 SFA AMENDMENT. ActaMed shall deliver to SBCL, within five (5) business days of the Region One Transfer Date, a duly executed and delivered Amendment to that certain Amended and Restated Development Agreement, dated the 21st day of November, 1996, but effective as of the 3rd day of December, 1993, by and between ActaMed and The SFA Limited Partnership, which Amendment shall provide, on terms satisfactory to SBCL and its counsel, that the SBCL Software, the ActaLab Software and any Intellectual Property developed under the Development Agreement shall not constitute "ActaMed Technology," as defined in such Amended and Restated Development Agreement with The SFA Limited Partnership.

                    5.1.8 NEW BUSINESS PLAN. Within thirty days after the Region One Transfer Date, the Board of Directors of ActaMed will approve and adopt a new business plan (the "NEW BUSINESS PLAN") for ActaMed covering the years 1998 and 1999, which shall include projected financial data, including statements of operations, and operational data, including number of sites and transactions per site. The new business plan shall provide monthly data for 1998 and quarterly data for 1999. By June 30, 1999, the Board of Directors of ActaMed will approve and adopt an addendum to the plan, covering the same items of financial and operational data, for the year 2000, presented on a monthly basis. The nominal values set forth in the New Business Plan shall not deviate from analogous figures presented in ActaMed's existing business plan, a copy of which was forwarded to SBCL prior to December 1, 1997, by more than seven percent (7%).

     Section 5.2 INFORMATIONAL COVENANTS OF ACTAMED. ActaMed covenants and agrees that it shall deliver the following information to any Permitted Owner for so long as (except as set forth in Section 5.2.6) such Permitted Owner shall hold [*] of the aggregate outstanding shares of Preferred
Stock or Conversion Shares (considered as a single class) or until such time as ActaMed shall have consummated a Public Offering:

                    5.2.1 AUDITED ANNUAL FINANCIAL STATEMENTS. As soon as practicable and, in any case, within one hundred and twenty (120) days after the end of each fiscal year, financial statements of ActaMed, consisting of the balance sheet of ActaMed as of the end of such fiscal year and the statements of operations, statements of stockholders equity and statements of cash flows of ActaMed for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail and fairly presented in accordance with GAAP applied on a consistent basis throughout the periods reflected therein, except as stated therein, and accompanied by an opinion thereon of Ernst & Young, or other independent certified public accountants selected by ActaMed of good and recognized national standing in the United States.

                    5.2.2 QUARTERLY UNAUDITED FINANCIAL STATEMENTS. As soon as practicable and, in any case, within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year, unaudited financial statements of ActaMed setting forth the balance sheet of ActaMed at the end of each such fiscal quarter and the statements of operations and statements of cash flows of ActaMed for each such fiscal quarter and for the year to date, and setting forth in comparative form figures as of the corresponding date and for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by an accounting officer of ActaMed as complete and correct, as having been prepared in accordance with GAAP consistently applied (except as otherwise disclosed therein) and as presenting fairly, in all material respects, the financial position of ActaMed and any of its Subsidiaries and results of operations and cash flows thereof subject, in each case, to customary exceptions for interim unaudited financial statements.

                    5.2.3 MONTHLY UNAUDITED FINANCIAL STATEMENTS. As soon as available, but in any event within thirty (30) days after the end of each calendar month, copies of the unaudited balance sheet of ActaMed as at the end of such calendar month and the related unaudited statements of operations and cash flows for such calendar month and the portion of the calendar year through such calendar month, in each case setting forth in comparative form the figures for the corresponding periods of (a) the previous calendar year and (b) the budget for the current year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as otherwise disclosed therein) and certified by the chief financial officer of ActaMed as presenting fairly the financial condition and results of operations of ActaMed and any of its Subsidiaries (subject to customary exceptions for interim unaudited financial statements).

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    5.2.4 MANAGEMENT'S ANALYSIS. All the financial statements delivered pursuant to Sections 5.2.2 and Section 5.2.3 shall be accompanied by an informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby.

                    5.2.5 BUDGETS. As soon as practicable, but in any event within thirty (30) days prior to the commencement of a fiscal year, an annual operating budget for such fiscal year, approved by the Board of Directors, including monthly income and cash flow projections and projected balance sheets as of the end of each quarter within such fiscal year. Extensions of such due date shall not be unreasonably withheld.

                    5.2.6 INSPECTION. Upon reasonable notice, ActaMed shall, and shall cause any of its Subsidiaries to, permit any Permitted Owner (so long as it owns [*] or more of the outstanding capital stock of ActaMed) by its representatives, agents or attorneys:

                              (a)  to examine all books of account, records,
reports and other papers of ActaMed or such Subsidiary except to the extent that such action would, in the reasonable opinion of counsel, constitute a waiver of the attorney/client privilege,

                              (b)  to make copies and take extracts from any
thereof, except for information which is confidential or proprietary,

                              (c)  to discuss the affairs, finances and
accounts of ActaMed or such Subsidiary with ActaMed's or such Subsidiary's officers and independent certified public accountants (and by this provision ActaMed hereby authorizes said accountants to discuss with the Permitted Owner and its representatives, agents or attorneys the finances and accounts of ActaMed or such Subsidiary), and

                              (d)  to visit and inspect, at reasonable times
and on reasonable notice during normal business hours, the properties of ActaMed and such Subsidiary.

Notwithstanding any provision herein to the contrary, the provisions of this
Section 5.2.6 are in addition to any rights of a Permitted Owner under the Georgia Business Corporation Code and shall in no way limit such rights.

               The expenses of the Permitted Owner in connection with any such inspection shall be for the account of the Permitted Owner. Notwithstanding the foregoing sentence, it is understood and agreed by ActaMed that all reasonable expenses incurred by ActaMed or such Subsidiary, any officers, employees or agents thereof or the independent certified public accountants therefor, shall be expenses payable by ActaMed and shall not be expenses of the Permitted Owner making the inspection.

               Notwithstanding anything to the contrary, SBCL shall be permitted access to any information of, or related to, any customer of ActaMed that is a competitor of SBCL only to the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

extent ActaMed is not subject to confidentiality undertakings with respect to such information; PROVIDED that such limitation shall not prevent SBCL or auditors retained by SBCL, or if ActaMed so requires for reasons of confidentiality only auditors retained by SBCL, from confirming the amount of royalties payable to it under the License Agreement or Services Agreement by reason of connectivity between Providers and commercial laboratories other than SBCL Labs.

                    5.2.7 OTHER INFORMATION. ActaMed shall deliver the following provided that in the reasonable opinion of counsel to ActaMed such disclosure will not constitute a waiver of the attorney/client privilege, the breach of any secrecy covenant or the release of information regarding competitors of the Permitted Owner:

                              (a)  promptly after the submission thereof to
ActaMed, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to ActaMed by its independent auditors in connection with each annual or interim audit of the accounts of ActaMed made by such accountants;

                              (b)  promptly, and in any event within ten (10)
days after obtaining knowledge thereof, notice of the institution of any suit, action or proceeding (other than a proceeding of general application which is not directly against ActaMed or one or more of the Subsidiaries), the happening of any event or, to the best knowledge of ActaMed, the assertion or threat of any claim against ActaMed or any of the Subsidiaries which, either individually or in the aggregate, would have a Material Adverse Effect;

                              (c)  promptly upon, and in any event within
thirty (30) days after obtaining knowledge thereof, notice of any breach of, Default under or failure to comply with any material term under this Article V or any material adverse change in ActaMed's relationship with its major customers, suppliers, employees or other entity with which ActaMed has a business relationship;

                              (d)  with reasonable promptness, a notice of
any default by ActaMed or any of its Subsidiaries under any material agreement to which it is a party;

                              (e)  with reasonable promptness, copies of all
written materials furnished to directors;

                              (f)  promptly (but in any event within ten (10)
days) after the filing of any document or material with the SEC, a copy of such document or material;

                              (g)  promptly after the record date set by the
Board of Directors to determine the stockholders entitled to vote at ActaMed's annual meeting of stockholders (but in any event ten (10) days prior to such meeting), a list of all stockholders of ActaMed and their respective holdings; and

                              (h)  promptly upon request therefor, such other
data, filings and information as the Permitted Owner may from time to time reasonably request.


                                   ARTICLE 6

                               EMPLOYEE MATTERS


     SECTION 6.1 TERMINATION OF EMPLOYMENT BY SBCL AND OFFER OF EMPLOYMENT BY ACTAMED. Effective as of the close of business on January 1, 1998 or such later date as mutually agreed by SBCL and ActaMed, but not later than January 29, 1998 (the "Termination Date"), SBCL will terminate the employment of the individuals listed on Schedule VI. As soon as practicable following the Region One Transfer Date, ActaMed will offer employment to each of the individuals listed on Schedule VI, which employment shall become effective as of the day following the Termination Date (the "Hire Date"). Each individual listed on Schedule VI who accepts ActaMed's offer of employment shall be referred to herein as a "Transferred Employee." In connection with the termination of employment of the individuals listed on Schedule VI, SBCL shall take such action with respect to compensation and benefits for such individuals as described in the SBCL undertakings section of Schedule VI.

     SECTION 6.2 TRANSITIONAL EMPLOYEE LEASING ARRANGEMENT. For each Transferred Employee, the "Transitional Employee Leasing Arrangement" shall extend for the period from the Hire Date until the earlier of:

                    6.2.1 the Transfer Date for the Region to which a Transferred Employee is assigned; or

                    6.2.2 five business days after the date SBCL provides written notice to ActaMed with respect to such Transferred Employee, if SBCL determines that it no longer wishes to have a Transferred Employee assigned to provide leased services to SBCL pursuant to this Agreement.

During the Transitional Employee Leasing Arrangement period, ActaMed shall require, as a condition of the continued employment of each Transferred Employee, that each Transferred Employee report to SBCL, and continue to comply with SBCL's policies and procedures in the course of each such Transferred Employee's employment by ActaMed. Notwithstanding the foregoing, Transferred Employees shall be under ActaMed's supervision, direction and control, subject to the general oversight and guidance of SBCL. In performing services for SBCL pursuant to this Article VI, the Transferred Employees shall have the status of common law employees of ActaMed, and neither the Transferred Employees nor ActaMed shall act as or be employees or agents of SBCL.

     SECTION 6.3 ACTAMED COMPENSATION AND BENEFITS. ActaMed shall, out of its own funds, provide each Transferred Employee with compensation and benefits as set forth on Schedule VI.

     SECTION 6.4 PAST SERVICE CREDIT. The service of each Transferred Employee with SBCL or any of its Affiliates shall be counted for purposes of determining eligibility to participate or to vest in benefits under any compensation or benefit plan, program or arrangement now or hereafter maintained by ActaMed to the same extent that such service was credited or otherwise counted under any Benefit Plan in which such Transferred Employee was eligible to participate with SBCL immediately prior to the Region One Transfer Date.

     SECTION 6.5 TERMINATION OF EMPLOYMENT; NONSOLICITATION; TERMINATION OF AGREEMENT.

                    6.5.1 ActaMed will not terminate without cause the employment of any Transferred Employee before the date determined under
Section 6.2.1 or 6.2.2, without the advance written consent of SBCL.

                    6.5.2 ActaMed shall be responsible for assigning Transferred Employees to principal work locations, which shall be the same as the locations to which such Transferred Employees were assigned as of December 31, 1997. Except as may otherwise be agreed by SBCL and ActaMed in a writing signed by the parties, SBCL shall make the business facilities to which Transferred Employees are currently assigned available to ActaMed for the purpose of location assignments of Transferred Employees until not later than the [*] anniversary of the Transfer Date of the Region to which a Transferred Employee is assigned.

                    6.5.3 SBCL shall not solicit the employment of, hire or employ any Transferred Employee until after the earlier of (i) such Transferred Employee's termination of employment by ActaMed with cause, (ii) such Transferred Employee's voluntary resignation from ActaMed, [*] (iii) [*] or (iv) the termination of this Assets Purchase Agreement pursuant to Section 10.1, in which event ActaMed shall, at SBCL's request, use its best efforts to cooperate with SBCL in facilitating SBCL's solicitation to re-hire such Transferred Employees.

     SECTION 6.6    PAYMENT OF WAGE AND BENEFIT COSTS.

                    6.6.1 PERIOD FROM JANUARY 1, 1998 THROUGH THE HIRE DATE. For the period beginning January 1, 1998 and extending through the Hire Date, with respect to each individual identified on SCHEDULE VI as a Transferred Employee, ActaMed shall reimburse SBCL for such individuals' base salary, paid time off, the employer-paid portion of employment and unemployment insurance or taxes, the employer-paid portion of premiums payable with respect to all insured benefits, with respect to medical and dental benefits for individuals who participate in the self-insured medical and dental program sponsored by SBCL, the pro rated portion of the excess, if any, of a reasonable premium cost for such coverage, as determined by

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SBCL, over the amount paid by such individual for such coverage, the present value of additional accruals under the SmithKline Beecham Pension Plan, as determined by the Plan's actuary and employer contributions payable under the SmithKline Beecham Retirement Savings Plan. SBCL will bill such employee costs to ActaMed by or before January 31, 1998, and ActaMed will remit payment to SBCL for such employee costs within 30 days of receipt of the bill for such costs.

                    6.6.2 DURING TRANSITION. Except as otherwise provided in SCHEDULE VI, SBCL will reimburse ActaMed for certain direct compensation and benefit costs incurred by ActaMed with respect to each Transferred Employee during the Transitional Employee Leasing Arrangement period (as hereinafter defined, the "Employee Costs"). For purposes of this
Article VI, Employee Costs will include base salary, paid time off pursuant to the paid time off policy described in SCHEDULE VI, the employer-paid portion of employment and unemployment insurance or taxes, the employer-paid portion of premiums payable with respect to the insured benefits set forth on
SCHEDULE VI, employer contributions made under any ActaMed qualified defined contribution plan, and with respect to short term disability benefits for individuals who participate in the self-insured short term disability plan sponsored by ActaMed, the pro rated portion of the excess, if any, of a reasonable premium cost for such coverage, as determined by ActaMed, over the amount paid by such individual for such coverage. In addition, for each Transferred Employee, for each of 1998 and 1999, Employee Costs will include an amount equal to [*] of [*] to such Transferred Employee [*], the [*] is the [*] during which such Transferred Employee was [*], and the [*]. ActaMed will bill such Employee Costs to SBCL monthly, and SBCL will remit payment to ActaMed for such Employee Costs within 30 days of receipt of the bill for such costs.

                    6.6.3     STAY BONUS AND BONUS.

                              (a)  Stay Bonus.  SBCL will reimburse ActaMed
for [*] of the stay bonus payments described in SCHEDULE VI and actually made by ActaMed within thirty (30) days following SBCL's receipt of the bill for such costs.

                              (b)  Bonus.  ActaMed will pay, and SBCL will
reimburse ActaMed for, bonus payments as described in the bonus provisions of
SCHEDULE VI.

     SECTION 6.7 TAXES, UNEMPLOYMENT INSURANCE AND RELATED ITEMS. ActaMed agrees to accept and hereby accepts full and exclusive responsibility for the payment of any and all contributions or taxes, or both, for any unemployment insurance or taxes, medical and old age retirement benefits, pensions or annuities now or hereafter imposed under any law of the United States or any State, which are measured by the wages, salaries or other remuneration paid to persons employed by ActaMed on the work covered by this Article VI or in any way connected

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

therewith; and ActaMed shall reimburse SBCL for any of the contributions or taxes, or both, or any part thereof, if SBCL may be required by law to pay the same or any part thereof.

     SECTION 6.8 EXAMINATION AND AUDIT. For the Transitional Employee Leasing Arrangement period, and for three calendar years after final payment is made to ActaMed by SBCL pursuant to Section 6.6, ActaMed shall establish and maintain relevant books, records, payroll records, receipts, documents, papers and any other data or information which support and substantiate the charges made to and payments received from SBCL under Section 6.2. During such time, SBCL or its designated representative shall have access to and the right to examine any relevant books, records, documents, papers, receipts and any other data or information of ActaMed relating to ActaMed's obligations under this
Article VI.

                                      ARTICLE 7

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF ACTAMED

     SECTION 7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACTAMED. The obligations of ActaMed to consummate the transactions contemplated by this Assets Purchase Agreement shall be subject to the satisfaction, on or before the Applicable Transfer Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by ActaMed for purposes of consummating such transactions, but without prejudice to any other right or remedy which ActaMed may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of SBCL contained in this Assets Purchase Agreement or any Schedule, certificate or instrument furnished or caused to be furnished by SBCL hereunder.

                    7.1.1 REPRESENTATIONS TRUE. The representations and warranties made by SBCL in this Assets Purchase Agreement, with any exceptions set forth in the Disclosure Schedules attached to the Compliance Certificate, shall be true and correct in all material respects on the Applicable Transfer Date, with the same force and effect as if such representations and warranties had been made on and as of such Applicable Transfer Date. The Disclosure Schedules shall not identify any item indicating that the business or financial condition of SBCL or SBCL's provision of or ability to provide Lab EDI Services to SBCL Sites has been materially and adversely impacted, or which would impair SBCL's ability to perform its obligations hereunder, including its ability to deliver the SCAN Assets to ActaMed.

                    7.1.2 COVENANTS. All of the terms, covenants and conditions in this Assets Purchase Agreement and the other SBCL Documents to be complied with or performed by SBCL on or prior to the Region One Transfer Date shall have been complied with and performed in all material respects.

                    7.1.3 NO INJUNCTION, ETC. No action, proceeding, investigation or Regulation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Assets Purchase Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the provision of Lab EDI Services, if such action, proceeding, investigation or Regulation, in the reasonable judgment of ActaMed, would make it inadvisable to consummate the transactions contemplated on such Transfer Date.

                    7.1.4 APPROVAL OF LEGAL MATTERS. All actions, proceedings, instruments and documents deemed necessary or appropriate by ActaMed or their counsel to effectuate this Assets Purchase Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, and all other related legal matters, shall have been approved by such counsel.

                    7.1.5 GOVERNMENTAL APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Assets Purchase Agreement on such Transfer Date shall have been received by ActaMed.

     SECTION 7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SBCL. The obligations of SBCL to consummate the transactions contemplated by this Assets Purchase Agreement shall be subject to the satisfaction, on or before each Transfer Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by SBCL for purposes of consummating such transactions, but without prejudice to any other right or remedy which SBCL may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of ActaMed contained in this Assets Purchase Agreement, or any certificate or instrument furnished by it hereunder.

                    7.2.1 REPRESENTATIONS TRUE. The representations and warranties made by ActaMed in this Assets Purchase Agreement, with any exceptions set forth in the Disclosure Schedules attached to the Compliance Certificate, shall be true and correct in all material respects on the Applicable Transfer Date, with the same force and effect as if such representations and warranties had been made on and as of such Applicable Transfer Date. The Disclosure Schedules shall not identify any item indicating that the business or financial condition of ActaMed has been materially and adversely impacted, or which would impair ActaMed's ability to perform its obligations hereunder.

                    7.2.2 COVENANTS. All of the terms, covenants and conditions in the ActaMed Documents to be complied with or performed by ActaMed on or prior to the Transfer Date shall have been complied with and performed in all material respects.

                    7.2.3 NO INJUNCTION, ETC. No action, proceeding, investigation or Regulation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Assets Purchase Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of ActaMed, if such action, proceeding, investigation or Regulation, in the reasonable judgment of

SBCL, would make it inadvisable to consummate the transactions contemplated on such Transfer Date.

                    7.2.4 APPROVAL OF LEGAL MATTERS. All actions, proceedings, instruments and documents deemed necessary or appropriate by SBCL or its counsel to effectuate this Assets Purchase Agreement and the consummation of the transactions contemplated hereby, or incidental hereto, and all other related legal matters, shall have been approved by such counsel.

                    7.2.5 GOVERNMENTAL APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Assets Purchase Agreement shall have been received by SBCL.

                                      ARTICLE 8

                SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                                 AND INDEMNIFICATION

     SECTION 8.1    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                    8.1.1 SURVIVAL OF SBCL REPRESENTATIONS, WARRANTIES AND COVENANTS. ActaMed and SBCL acknowledge and agree that, as contemplated by Section 4.3.1, prior to each of the Transfer Dates, ActaMed intends to perform such investigation of the SCAN Assets to be transferred on such Transfer Date and related Lab EDI Services provided by SBCL as ActaMed may deem appropriate; PROVIDED, HOWEVER, no investigation by ActaMed shall diminish or otherwise affect any of the representations, warranties, covenants or agreements made or to be performed by SBCL pursuant to this Assets Purchase Agreement or ActaMed's right to rely fully upon such representations, warranties, covenants and agreements. All such representations, warranties, covenants and agreements made or to be performed by SBCL pursuant to this Assets Purchase Agreement shall survive the execution and delivery hereof and each of the Transfer Dates hereunder indefinitely except to the extent limited by this Section 8.1.1. The representations and warranties shall terminate and expire, (a) with respect to any General Claim based on a breach thereof (other than one based on a breach of Section 3.1.3 hereof) with respect to which a Claims Notice has not been given, after [*] from the Transfer Date of the SCAN Assets as to which the representation and warranty was made, (b) with respect to any General Claim based upon a breach of Section 3.1.3 hereof, after the earlier of (i) [*] or (ii) [*] days after the Region Four Transfer Date, and (c) with respect to a Tax Claim, on the later of (i) the [*] after the date upon which the Liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (ii) the [*] after the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitation. A Claims Notice for a General Claim based on a breach of covenant may be given at any time up to the [*] of the date on which the breach of such covenant occurred. With respect to any Ownership Claim, Undisclosed Liability Claim or any type of claim not specifically addressed

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

above, such representations, warranties, covenants and agreements shall survive without limit of time.

                    8.1.2 SURVIVAL OF ACTAMED REPRESENTATIONS, WARRANTIES AND COVENANTS. All the representations, warranties, covenants and agreements, made or to be performed by ActaMed pursuant to this Assets Purchase Agreement shall survive the execution and delivery hereof indefinitely except
to the extent limited by this Section 8.1.2.   No investigation by SBCL shall
diminish or otherwise affect any of the representations, warranties, covenants or agreements made or to be performed by ActaMed pursuant to this Assets Purchase Agreement or SBCL's right to rely fully upon such representations, warranties, covenants and agreements. All such representations, warranties, covenants and agreements shall be considered to have been relied upon by SBCL and shall survive the delivery to SBCL of the shares of Series D Preferred Stock (and the Conversion Shares). The representations and warranties shall terminate and expire (a) with respect to a General Claim based on a breach thereof for which a Claims Notice has not been given, after [*] from the Transfer Date with respect to which such representation and warranty was made, (b) with respect to a Tax Claim, on the later of (i) the [*] after the date upon which the Liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (ii) the [*] after the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitation and (c) with respect to the covenants of ActaMed set forth in Sections 5.1.3 and 5.1.6 hereof, upon the closing of a Public Offering. A Claims Notice for a General Claim based on a breach of covenant may be given at any time up to the [*] of the date on which the breach of such covenant occurred. With respect to any Ownership Claim, Undisclosed Liability Claim or any type of claim not specifically addressed above, such representations, warranties, covenants and agreements shall survive without limit of time.

     SECTION 8.2    OBLIGATION TO INDEMNIFY.

                    8.2.1 OBLIGATIONS OF SBCL TO INDEMNIFY. Subject to the limitations of Sections 8.1.1, 8.2.6 and 8.2.9, SBCL agrees to indemnify and hold harmless each ActaMed Indemnitee against and in respect of:

                              (a)  all Losses imposed upon or incurred by any
ActaMed Indemnitee by reason of or resulting from:

                                   (i)    a breach of any representation or
warranty of SBCL contained in or made pursuant to this Assets Purchase Agreement other than the representation contained in Section 3.1.3(a); or

                                   (ii)   any nonfulfillment of any covenant or
agreement of SBCL contained in or made pursuant to this Assets Purchase Agreement; or

                                   (iii)  any Liability of SBCL not assumed by
ActaMed hereunder, including without limitation any Liability for any Taxes attributable to ownership of

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCAN Assets or SBCL's provision of Lab EDI Services in a Region prior to its Transfer Date in accordance herewith.

                              (b)  any and all actions, suits, claims,
proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any Loss in connection with Section 8.2.1(a) or to the enforcement of this Section 8.2.1;

                              (c)  all Losses imposed upon or incurred by any
ActaMed Indemnitee by reason of or resulting from any Litigation pending or threatened, arising out of or relating to the provision of Lab EDI Services at an SBCL Site hereunder, regardless of whether it is disclosed in any Section of the Disclosure Schedule called for by Section 3.1 or Section 2.5.2 hereof; PROVIDED, HOWEVER that, to the extent that any such Loss arises out of the actions of a Transferred Employee, SBCL shall only be obligated to indemnify and hold harmless an ActaMed Indemnitee hereunder if such Transferred Employee was acting subject to SBCL's general oversight and guidance pursuant to Section 6.2 hereof.

                    8.2.2 OBLIGATION OF ACTAMED TO INDEMNIFY. Subject to the limitations of Section 8.1.2 and Section 8.2.6, ActaMed agrees to indemnify and hold harmless each SBCL Indemnitee against and in respect of:

                              (a)  all Losses imposed upon or incurred by any
SBCL Indemnitee by reason of or resulting from:

                                   (i)    a breach of any representation or
warranty of ActaMed contained in or made pursuant to this Assets Purchase Agreement; or

                                   (ii)   any nonfulfillment of any covenant or
agreement of ActaMed contained in or made pursuant to this Assets Purchase Agreement; and

                                   (iii)  any Liability of ActaMed (other than
a Liability indemnified by SBCL pursuant to Section 8.2.1) attributable to ownership of SCAN Assets or ActaMed's provision of Lab EDI Services in a Region after its Transfer Date in accordance herewith; PROVIDED that if the Services Agreement provides for indemnification for any such Liability, then no such claim shall be brought hereunder.

                              (b)  any and all actions, suits, claims,
proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any Loss in connection with Section 8.2.2(a) or to the enforcement of this Section 8.2.2.

                              (c)  all Losses imposed upon or incurred by any
SBCL Indemnitee by reason of or resulting from any Litigation pending or threatened, arising out of or relating to use of SCAN Assets at an ActaMed Site after such site became an ActaMed Site hereunder, regardless of whether it is disclosed in the Disclosure Schedule by reason of Section 3.2 or Section
2.6.3 hereof.

                              (d)  all Losses imposed upon or incurred by SBCL
by reason of SBCL premises being used by Transferred Employees on or after the Hire Date.

                    8.2.3 CLAIMS NOTICE. A Claim shall be made by any Indemnitee by delivery of a Claims Notice to the Indemnifying Party requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                    8.2.4 PROCEDURES INVOLVING NON-THIRD PARTY CLAIMS. If the Claim involves a matter other than a Third Party Claim, the Indemnifying Party shall have forty-five (45) days to object to such Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. If an objection is timely made by the Indemnifying Party, the Indemnifying Party and the Indemnitee shall cooperate in the compromise of the Claim with ultimate resolution of the validity of such Claim to be determined under Article IX. Failure to object in a timely manner shall constitute a final and binding acceptance of the Claim by the Indemnifying Party on behalf of all Indemnitors, and the Claim shall be paid in accordance with Section 8.2.8 hereof.

                    8.2.5 PROCEDURES INVOLVING THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                              (a)  The Indemnitee shall give the Indemnifying
Party written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnifying Party may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnifying Party of such claim shall not relieve the Indemnifying Party of any liability that it may have with respect to such claim except to the extent the Indemnifying Party demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnifying Party shall be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnifying Party by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make a Claim as specified in

Section 8.2.1(b) or 8.2.2(b) which shall be deemed a Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                              (b)  If, in the reasonable opinion of the
Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnifying Party, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnitee shall elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

                              (c)  No settlement of a Third Party Claim
involving the asserted liability of the Indemnifying Party under this Article shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party assumes the defense of such a Third Party Claim, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claim that may be made against the Indemnitee (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
(c) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (2) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

                    8.2.6     LIMITATIONS ON INDEMNIFICATION.

                              (a)  No Party to this Assets Purchase Agreement
shall be entitled to indemnification under this Assets Purchase Agreement to the extent that such Party's Losses are increased or extended by the willful misconduct, violation of law or bad faith of such Party.

                              (b)  No Indemnifying Party shall be required to
indemnify an Indemnitee with respect to any Loss arising out of or with respect to a Claim unless the amount of such Loss, when aggregated with all other such Losses, shall (i) exceed [*], at which time Claims may be asserted to the extent that all Losses or Asserted Liabilities are in excess of such threshold amount; PROVIDED, however, that such threshold amount shall not apply to any (a) Loss which results from or arises out of an Ownership Claim, a Tax Claim or Undisclosed Liability Claim, (b) Loss which results from or arises out of fraud or intentional misrepresentation or an intentional breach of a representation,

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

warranty, covenant or agreement in this Assets Purchase Agreement; (c) Claim which is based upon Section 8.2.1(a)(iii) or 8.2.2(a)(iii) or (d) Loss which results from or arises out of any Litigation incident to any of the matters referred to in the foregoing clauses (a) and (b); and (ii) be less than [*], PROVIDED that such cap shall not apply to (a) a General Claim which is based upon a breach by SBCL of its representations and warranties set forth in Sections 3.1.7(a) or (b) hereof or a breach of its covenant set forth in
Section 4.4 hereof, (b) a General Claim which is based upon a breach by ActaMed of its representation and warranty set forth in Section 3.2.14 or a breach of its covenant set forth in Section 4.4 hereof, or (c) a Claim which is based upon Section 8.2.1(a)(iii) or 8.2.2(a)(iii). Notwithstanding the foregoing, for any breach of Section 3.1.6(a)-(c), SBCL shall indemnify each ActaMed Indemnitee for any individual Loss in excess of [*] per item of tangible personal property and any aggregate Loss exceeding [*] for items of tangible personal property.

                    8.2.7 NO RELEASE FOR FRAUD. Nothing contained in this Assets Purchase Agreement shall relieve or limit the liability of any Party or any officer or director of such Party from any Liability arising out of or resulting from common law fraud or intentional misrepresentation in connection with the transactions contemplated by this Assets Purchase Agreement or in connection with the delivery of any of the Transaction Documents. Each Party shall have a right to indemnification for any Loss incurred as the result of any common law fraud or intentional misrepresentation by any other Party or any officer or director of such other Party without regard to the Threshold Amount, the maximum liability or any period of limitation.

                    8.2.8     PAYMENT.

                              (a)  If any Party is required to make any payment
under this Article, such Party shall promptly pay the Indemnified Party the amount so determined. If there is a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article and the portion, if any, theretofore paid shall bear interest as provided in Section 8.2.8(c).

                              (b)  Any items as to which an Indemnified Party is
entitled to payment under this Article may be paid by set-off against amounts payable to the Indemnifying Party to the extent that such amounts are sufficient to pay such items.

                              (c)  If all or part of any indemnification
obligation under this Assets Purchase Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid principal amount of the obligation from the date the amount became due until payment in full, at the per annum rate of interest announced from time to time by NationsBank South, N.A., to be its "prime rate."

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    8.2.9   SPECIAL INDEMNITY AS TO PROJECTIONS.
Notwithstanding Section 8.2.6(b), SBCL shall pay to ActaMed any amount by which (x) the aggregate general expenses incurred by ActaMed for goods and services reflected on SCHEDULE 3.1.3 under the Subtotals [*] in connection with ActaMed's provision of Lab EDI Services to the Fixed Fee Sites (as defined in the Services Agreement), taking into account that the Projections are based on [*] SCAN Sites, the number of SCAN Sites actually transferred to ActaMed and the staging of their transfer, excluding one-time or transactional expenses (which amount shall include any expenses incurred with respect to this transaction), and less any increased expenses incurred as a result of providing the Agreed Services (as defined in the Services Agreement) in a different manner than SBCL did prior to the transfer of such SCAN Sites exceeds (y) [*] of the Projections.

                    8.2.10 EXCLUSIVE REMEDY. Except for equitable remedies and any action for common law fraud, the remedies provided in this Article constitute the sole and exclusive remedies for recovery against the Indemnifying Party based upon this Assets Purchase Agreement.

                                  ARTICLE 9

                              DISPUTE RESOLUTION

     SECTION 9.1 INFORMAL DISPUTE RESOLUTION. Any dispute between the parties arising out of or with respect to this Assets Purchase Agreement, either with respect to the interpretation of any provision of this Assets Purchase Agreement or with respect to the performance by ActaMed or SBCL, shall be resolved as provided in this Article.

                    9.1.1 INFORMAL DISPUTE RESOLUTION. Prior to the initiation of formal dispute resolution procedures, the parties shall first attempt to resolve their dispute informally, as follows:

                             (a)  The Relationship Managers for each Party
shall meet for the purpose of endeavoring to resolve such dispute. They shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The Relationship Managers shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to this Assets Purchase Agreement, shall be honored in order that each of the parties may be fully advised of the other's position.

                             (b)  If, within fifteen (15) days after a matter
has been identified for resolution pursuant to this Article, either of the Relationship Managers concludes in good faith that amicable resolution through continued negotiation in this forum does not appear likely,

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the matter will be escalated by formal written notification to the SBCL President and the ActaMed President. The Parties will use their respective best efforts to cause the SBCL President and the ActaMed President to meet to attempt to resolve the dispute.

                             (c)  Formal proceedings for the resolution of a
dispute may not be commenced until the earlier of: (i) the date on which the SBCL President and the ActaMed President conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) thirty (30) days after the dispute has been referred to the SBCL President and the ActaMed President.

                    9.1.2 FORMAL PROCEEDINGS PERMITTED. The provisions of this Section 9.1 shall not be construed to prevent a party from instituting, and a party being authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period or any period provided for in Section 8.1.

     SECTION 9.2 ARBITRATION. If the parties are unable to resolve any controversy arising under this Assets Purchase Agreement as contemplated by
Section 9.1 and if such controversy is not subject to Article VIII or Section 9.3, then such controversy shall be submitted to mandatory and binding arbitration at the election of either party (the "Disputing Party") pursuant to the following conditions:

                    9.2.1 SELECTION AND REPLACEMENT OF ARBITRATORS. The Disputing Party shall notify the AAA and the other party in writing describing in reasonable detail the nature of the dispute (the "DISPUTE NOTICE"). Each of the parties shall select a neutral arbitrator in accordance with the rules of AAA, and the two arbitrators so selected shall select a third neutral arbitrator (the three arbitrators referred to in this Section being hereinafter referred to as the "PANEL").

                    9.2.2 CONDUCT OF ARBITRATION. The Panel shall allow reasonable discovery as permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The panel shall have no power or authority to amend or disregard any provision of this Section. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of ActaMed and SBCL being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive days.

                    9.2.3 REPLACEMENT OF ARBITRATOR. Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, such arbitrator shall be replaced by an arbitrator selected in accordance with the rules of the AAA.

                    9.2.4 FINDINGS AND CONCLUSIONS. The Panel rendering judgment upon disputes between parties as provided in this Section shall, after reaching judgment and award, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the Panel shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

                    9.2.5 PLACE OF ARBITRATION HEARINGS. Arbitration hearings hereunder shall be held in Washington, D.C.

                    9.2.6 TIME OF THE ESSENCE. The Panel is instructed that time is of the essence in the arbitration proceeding. The Panel shall render its judgment or award within fifteen (15) days following the conclusion of the hearing. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the Panel shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

     SECTION 9.3  LITIGATION.

                    9.3.1 IMMEDIATE INJUNCTIVE RELIEF. In the event of a breach of the confidentiality obligations set forth in this Assets Purchase Agreement, or in the event a party makes a good faith determination that a breach of the terms of this Assets Purchase Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is a necessary remedy, then such party may file a pleading with a court seeking immediate injunctive relief. If a party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other party and the injunctive relief sought is not awarded in substantial part (or in the event of a temporary restraining order is vacated upon challenge by the other party), the party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging the pleading.

                    9.3.2 JURISDICTION. ActaMed and SBCL each consent to venue in Philadelphia, Pennsylvania and to the nonexclusive jurisdiction of competent Pennsylvania state courts or federal courts located in Philadelphia for all litigation which may be brought, subject to the requirement for arbitration hereunder, with respect to the terms of, and the transactions and relationships contemplated by, this Assets Purchase Agreement.

                                  ARTICLE 10

                                 TERMINATION

     SECTION 10.1  TERMINATION.

                    10.1.1 METHOD OF TERMINATION. This Assets Purchase Agreement and the transactions contemplated hereby may be terminated at any time prior to a Transfer Date:

                            (a)  by the mutual consent of SBCL and ActaMed;

                            (b)  by SBCL by written notice of termination to
ActaMed given after ActaMed shall have failed to meet the Transfer Benchmarks with respect to a Region by any applicable Measurement Date;

                            (c)  by ActaMed, if SBCL shall (1) fail to
perform in any material respect its agreements contained herein required to be performed by it on or prior to such Transfer Date, or (2) materially breach any of its representations, warranties or covenants contained herein;

                            (d)  by SBCL, if ActaMed shall (1) fail to
perform in any material respect its agreements contained herein required to be performed by it on or prior to such Transfer Date, or (2) materially breach any of its representations, warranties or covenants contained herein;

                            (e)  by either SBCL or ActaMed if there shall be
any order, writ, injunction or decree of any court or governmental or regulatory agency binding on ActaMed or SBCL which prohibits or restrains ActaMed or SBCL from consummating the transactions contemplated by this Assets Purchase Agreement, provided that ActaMed and SBCL shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry;

                            (f)  by SBCL if SBCL terminates the Services
Agreement; or

                            (g)  by ActaMed if ActaMed terminates the
Services Agreement.

                    10.1.2 NOTICE OF TERMINATION. Notice of termination of this Assets Purchase Agreement, as provided for in this Article, shall be given by the party so terminating to the other party in accordance with
Section 11.1.1 of this Assets Purchase Agreement. Any such termination shall be effective as of the date of such notice, unless otherwise provided in such notice.

                    10.1.3 EFFECT OF TERMINATION. If this Assets Purchase Agreement is terminated pursuant to Section 10.1 then, with respect to all transactions contemplated by this Assets Purchase Agreement as to which no Transfer Date has occurred (the "Future Transfers"), the obligations of the parties as to such Future Transfers shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Assets Purchase Agreement as set forth herein and no party (nor any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damages (direct or indirect) or loss of anticipated profits for Future Transfers.

     SECTION 10.2 RISK OF LOSS. SBCL assumes all risk of destruction, loss or damage due to fire or other casualty to the SCAN Assets located at SBCL Sites. SBCL shall remit all insurance proceeds relating to SCAN Assets not transferred by reason of such destruction, loss or damage to ActaMed. If ActaMed and SBCL are unable to agree upon the amount of such insurance proceeds applicable to the affected SCAN Assets, the dispute shall be resolved jointly by the independent accounting firms then employed by ActaMed and SBCL, and if said accounting firms do not agree, they shall appoint a nationally recognized accounting firm, whose determination of the dispute shall be final and binding.

                                  ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.1  GENERAL PROVISIONS.


                    11.1.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if (1) delivered by hand or if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid, (2) sent by Federal Express or similar overnight courier service to the parties or their assignees, or (3) sent by telecopy to the number set forth below and promptly followed by a written copy sent by any other means specified herein, addressed as follows:

                    If to SBCL:


                              SmithKline Beecham Clinical Laboratories, Inc. 1201 South Collegeville Road
                              Collegeville, PA 19426
                              Attention: John B. Okkerse, Jr., PhD, President
                              Telephone: [*]
                              Telecopy:  [*]

                    with a copy to:

                              SmithKline Beecham Corporation
                              One Franklin Plaza
                              16th and Race Streets
                              Philadelphia, PA 19103
                              Attention: General Counsel-U.S.
                              Telephone: [*]
                              Telecopy:  [*]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              If to ActaMed:

                              ActaMed Corporation
                              Suite 600
                              7000 Central Parkway
                              Atlanta, Georgia  30328
                              Attention:  Chief Financial Officer
                              Telephone: (770) 352-1600
                              Telecopy:  (770) 352-1815

                    with a copy to:

                              Alston & Bird
                              One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, Georgia  30309-3424
                              Attention:  John C. Weitnauer, Esq.
                              Telephone:  (404) 881-7780
                              Telecopy Number:  (404) 881-7777

                              (a)  If delivered personally, the date on which
a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, telecopy, Federal Express or other overnight courier, the date on which such notice, request, instruction or document is first received shall be the date of delivery.

                              (b)  Any party hereto may change its address
specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

                              (c)  Failure of any party to send a copy of any
notice to counsel for the other Party shall not affect in any way the validity of such notice to other party.

                    11.1.2 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after any Transfer Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Assets Purchase Agreement.

                    11.1.3 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Assets Purchase Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

                    11.1.4 ASSIGNMENT. This Assets Purchase Agreement shall not be assignable by any of the parties hereto without the written consent of the other party hereto, and no rights under this Assets Purchase Agreement may be transferred without the consent of the non-transferring party, except that:

                              (a)  the rights of ActaMed under this Assets
Purchase Agreement may be transferred to any Person that acquires all or substantially all of the business or assets of ActaMed related to the ActaLab Software and the Network (whether by purchase of assets, merger or other corporate reorganization), [*];

                              (b)  the rights of SBCL under this Assets
Purchase Agreement may be transferred before or after the last Transfer Date in connection with a transfer of shares of Series D Preferred Stock made in accordance with the provisions of the Stockholders' Agreement; and

                              (c)  all the rights of SBCL may be transferred
to an Affiliate of SBCL or an acquiror of substantially all of its assets (whether by purchase of assets, merger or other corporate reorganization).

Any attempted assignment without such consent shall be void. If the parties cannot agree upon whether a company competes with SBCL, the parties shall resolve the dispute pursuant to Article IX. Any assignment with consent does not release the assigning party from any of its obligations under this Assets Purchase Agreement unless the consent so states. Any transferee of SBCL permitted pursuant to clause (b) above shall execute and deliver to ActaMed an instrument satisfactory to it agreeing to be bound by the provisions hereof and of the Stockholders' Agreement and the Registration Rights Agreement.

                    11.1.5 BINDING EFFECT. Subject to the limitations on transfer set forth in Section 11.1.4, this Assets Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

                    11.1.6 KNOWLEDGE. The use of the terms "to ActaMed's knowledge" or words of similar import shall refer to the facts known to [*] Michael K. Hoover and [*] after reasonable inquiry. The use of the terms "to SBCL's knowledge" or words of similar import shall refer to the facts known to [*] after reasonable inquiry.

                    11.1.7 HEADINGS. The section and other headings in this Assets Purchase Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Assets Purchase Agreement.

                    11.1.8 ENTIRE AGREEMENT. This Assets Purchase Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

herein by reference, contain and constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. This Assets Purchase Agreement may be changed, waived, discharged or terminated only by an agreement in writing signed by
(a) ActaMed and (b) SBCL or, after the last of the Transfer Dates, the holder(s) of a majority of the Shares of Series D Preferred Stock and any Conversion Shares considered as a single class.

                    11.1.9 GOVERNING LAW. Except for the matters referred to by Section 9.3, this Assets Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                    11.1.10 COUNTERPARTS. This Assets Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    11.1.11 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neutral gender as the context requires.

                    11.1.12 TIME OF ESSENCE. Time is of the essence in this Assets Purchase Agreement.

                    11.1.13 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Assets Purchase Agreement are by this reference made a part hereof.




                          [SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Assets Purchase Agreement under seal as of the day and year first above written.


                                       ActaMed Corporation


                                       /s/
                                       -----------------------------------
                                       By:  Michael K. Hoover
                                       Its: President



                                       SmithKline Beecham Clinical
                                        Laboratories, Inc.


                                       /s/
                                       -----------------------------------
                                       By:  John B. Okkerse Jr.
                                       Its: President

                                      EXHIBIT A

                                     DEFINITIONS

          "AAA" means the American Arbitration Association.

          "ActaLab Software" means the ActaLab Software, as defined under the License Agreement.

          "ActaMed" means ActaMed Corporation, a Georgia corporation.

          "ActaMed Business" means the business of developing and selling information systems and related technology for the healthcare industry.

          "ActaMed Common Stock" means the $.01 par value common stock of ActaMed.

          "ActaMed Documents" has the meaning given in Section 3.2.1 of the Assets Purchase Agreement.

          "ActaMed Financial Statements" has the meaning given in Section 3.2.3(a) of the Assets Purchase Agreement.

          "ActaMed Indemnitee" means ActaMed and its directors, officers, employees, affiliates and permitted assigns.

          "ActaMed Network" means the EDI system and network operated by ActaMed for electronic laboratory test order entry and/or results reporting, which includes the Network Software and ActaMed's gateway and hardware and computer systems needed to operate that software.

          "ActaMed President" means the President of ActaMed, presently Michael Hoover, or should ActaMed be restructured in any manner, the officer of ActaMed having top authority over ActaMed's operations.

          "ActaMed Site" means a Provider [*] utilizing the Network for Lab EDI Services that was an SBCL Site on the Transfer Date of the Region in which such Provider [*] is located.

          "ActaMed Unaudited Statements" has the meaning given in Section 3.2.3(a) of the Assets Purchase Agreement.

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "Applicable Transfer Date" means, with respect to an SBCL Site, the Transfer Date of the Region in which the SBCL Site is located.

          "Articles" means the Fourth Amended and Restated Articles of Incorporation of ActaMed, as the same may be hereafter amended from time to time.

          "Assumption Agreement" the agreement attached as EXHIBIT 2.6.2 to the Assets Purchase Agreement.

          "Automated Provider" means a Provider [*] who or which, on the Transfer Date of the Region in which the Provider [*] is located, uses the SCAN Network to send clinical laboratory test orders to an SBCL Lab or to receive test result reports from an SBCL Lab.

          "Claim" means any claim for indemnification under Article VIII of the Assets Purchase Agreement, including but not limited to a General Claim, a Tax Claim or an Ownership Claim.

          "Claims Notice" means a written notice of an indemnification claim delivered pursuant to Section 8.2.3 of the Assets Purchase Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Communication Plan" shall have the meaning assigned in Section
4.3.4.

          "Contract" means any written contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under applicable law.

          "Conversion Shares" means the shares of ActaMed Common Stock issued or issuable upon the conversion of, unless specified otherwise, all of the Preferred Shares.

          "Court Order" means any judgment, decree, writ, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any Person or its property under applicable law.

          "Default" means (a) a breach of or default under any Contract or License, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or License or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or License.

          "Development Agreement" means the Development Agreement between SBCL and ActaMed dated October 31, 1997 for the initial development of the ActaLab Software.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "Dispute Notice" has the meaning given in Section 9.2.1 of the Assets Purchase Agreement.

          "Disputing Party" has the meaning given in Section 9.2 of the Assets Purchase Agreement.

          "EDI" means electronic data interchange.

          "Employee Benefit Plan" means any pension, retirement profit-sharing, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten, to which ActaMed contributes or is obligated to contribute, is a party to or is otherwise bound, or with respect to which ActaMed may have any Liability.

          "Employee Computer" shall have the meaning assigned in Section
1.2.1 of this Assets Purchase Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means (i) a member of any "controlled group," as defined in Section 414(b) of the Code, of which ActaMed is a member, (ii) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with ActaMed, or (iii) a member of any affiliated service groups (within the meaning of Section 414(m) of the Code) of which ActaMed is a member.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "FASB 5" means Statement of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975.

          "Fourth Amended Articles" means the Fourth Amended and Restated Articles of Incorporation of ActaMed.

          "GAAP" means generally accepted accounting principles.

          "General Claim" means any claim other than a Tax Claim, Ownership Claim or Undisclosed Liability Claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by a Party pursuant to this Assets Purchase Agreement.

          "HSR Act" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations promulgated thereunder.

          "Implementation Committee" has the meaning given in Section 4.2.2 of the Assets Purchase Agreement.

          "Implementation Plan" has the meaning given in Section 4.2.1 of the Assets Purchase Agreement.

          "Indemnifying Party" means the Party obligated to provide indemnification pursuant to Sections 8.2.1 or 8.2.2 of the Assets Purchase Agreement.

          "Indemnitee" means a Party seeking indemnification under Sections
8.2.1 or 8.2.2 of the Assets Purchase Agreement.

          "Integrity Agreement" shall have the meaning given in the Services Agreement.

          "Intellectual Property" means copyrights, trademarks, service marks, trade names, patents, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), computer software licenses, trade secrets, franchises, know-how, inventions and intellectual property rights.

          "Lab EDI Services" means electronic connectivity services enabling an Automated Provider to send Transmittal Information electronically to an SBCL Lab and/or to receive electronically Transmittal Information from an SBCL Lab utilizing the Network.

          "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other.

          "License Agreement" means the License Agreement between SBCL and ActaMed dated the date of the Assets Purchase Agreement and described in the preamble to the Assets Purchase Agreement.

          "License" means any license, franchise, notice, permit, easement, right, authorization or filing.

          "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

          "Litigation" means any lawsuit, action, claim, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving or affecting a Party or its business, assets or Contracts to which it is a party or by which it or its business, assets or Contracts may be bound or affected.

          "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          "Material Adverse Effect" means a material adverse effect on the business or financial condition of ActaMed or on the ability of ActaMed to conduct the ActaMed Business or the impairment of ActaMed's ability to perform its obligations under the ActaMed Documents.

          "Network" means the SCAN Network and/or the ActaMed Network.

          "Network Software" means ActaMed's personal computer version of the ProviderLink and ActaLink presentation and network software programs, under whatever name marketed, and the SBCL Software and the ActaLab Software, and all Changes to them, which are licensed to Automated Providers and which allow access to the Network for the transmission of laboratory test order entries and reception of test result information.

          "New Business Plan" means the New Business Plan for ActaMed prepared in accordance with Section 5.1.8 of this Assets Purchase Agreement.

          "OIG" shall have the meaning assigned in Section 4.4 of this Assets Purchase Agreement.

          "Ownership Claim" means any claim arising out of or otherwise in respect of any inaccuracy in the representations and warranties set forth in Sections 3.1.1, 3.1.2, 3.1.6 or 3.1.13, or 3.2.1, 3.2.2, 3.2.11, or 3.2.12 of
the Assets Purchase Agreement.

          "Panel" has the meaning set forth in Section 9.2.1.

          "PC Systems" means the assets described in Section 1.1.1 of the Assets Purchase Agreement.

          "Performance Standards" has the meaning given such term in the Services Agreement.

          "Permitted Owner" means SBCL or a successor owner of SBCL's Series D Preferred Stock or Conversion Shares permitted under the Stockholders Agreement among ActaMed and its stockholders, as amended from time to time.

          "Person" means any individual, corporation, trust, estate, business trust, general or limited partnership, limited liability company, limited liability partnership, unincorporated association or other legal entity.

          "Phone Lines" means SBCL's contractual right to use certain phone lines, as more fully described in Section 1.1.2 of this Assets Purchase Agreement.

          "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          [*] means an [*].

          "Projections" shall have the meaning assigned in Section 3.1.3 of this Assets Purchase Agreement.

          "Provider" means a physician, clinic, hospital, patient service center (other than [*]) or other provider of clinical health care services.

          "Provider Agreements" means the contracts described in Section
1.1.3 of this Assets Purchase Agreement.

          "Public Offering" means a bona fide firm commitment underwritten offering of ActaMed Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act.

          "Region" means any one of Region One, Region Two, Region Three, or Region Four.

          "Region Four" means the Region described on SCHEDULE 2.2(d)

          "Region Four Sites" are the SCAN Sites located in Region Four.

          "Region Four Transfer Date" has the meaning given in Section 2.3.4 of the Assets Purchase Agreement.

          "Region One" means the Region described on SCHEDULE 2.2(a)

          "Region One Sites" are the SCAN Sites located in Region One.

          "Region One Transfer Date" means December 31, 1997.

          "Region Three" means the Region described on SCHEDULE 2.2(c).

          "Region Three Sites" are the SCAN Sites located in Region Three.

          "Region Three Transfer Date" has the meaning given in Section 2.3.3 of the Assets Purchase Agreement.

          "Region Two" means the Region described on SCHEDULE 2.2(b).

          "Region Two Sites" are the SCAN Sites located in Region Two.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "Region Two Transfer Date" has the meaning given in Section 2.3.2 of the Assets Purchase Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement dated May 3, 1994, as amended as of the date hereof and as the same may be amended from time to time, by and among ActaMed and the stockholders of ActaMed signatory thereto.

          "Regulation" means any statute, law, ordinance, regulation, requirement, order or rule of any federal, state, or local government or other governmental agency or body or of any other type of regulatory body, or any governmental or administrative interpretation of any thereof, including, without limitation, (i) those covering health, safety, environmental, energy, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, (ii) requirements imposed by any governmental or regulatory body which must be satisfied to qualify for Medicare reimbursements, and (iii) any and all federal, state and local health care laws relating to or covering the methods and ways in which Lab EDI Services and other related or incidental services or benefits, if any, are provided to the Automated Providers, including, but not limited to, 42 U.S.C. Section 1395nn and the Clinical Laboratory Improvements Act of 1988, as amended.

          "Relationship Manager" has the meaning given in Section 4.2.2 of the Assets Purchase Agreement.

          "Required Consents" means any and all licenses, waivers, consents or approvals from other parties to Contracts necessary to consummate the transactions contemplated hereby and by any Exhibit hereto.

          "SBCL" means SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation.

          "SBCL Documents" has the meaning given in Section 3.1.1 of the Assets Purchase Agreement.

          "SBCL Lab" means any location at which SBCL or its Affiliates provide, or may in the future provide, clinical laboratory testing services, regardless of the computer systems or software, if any, used by such lab for lab order entry and results reporting.

          "SBCL President" shall mean the President of SBCL, presently John
B. Okkerse, Jr., Ph.D., or should SBCL be restructured in any manner, the officer of SBCL having top authority over SBCL's operations.

          "SBCL Site" means an Automated Provider utilizing the SCAN Network for Lab EDI Services on the Transfer Date of the Region in which such Automated Provider is located.

          "SBCL Software" means SBCL Software, as defined in the License Agreement.

          "SCAN Assets" means the assets described in subsections 1.1.1 through 1.1.6 of the Assets Purchase Agreement.

          "SCAN Network" means the SBCL Software and SBCL's hardware and computer systems needed to operate the SBCL Software which enables Automated Providers to place laboratory test orders electronically to an SBCL Lab and/or to receive test result reports electronically from an SBCL Lab.

          "SCAN Site" means either an SBCL Site or an ActaMed Site.

          "SCAN Software" means the SBCL SCAN-TM- software licensed to ActaMed pursuant to the License Agreement.

          "Schedule" means any of the lists or disclosure schedules referred to herein.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Preferred Stock" means the Series A Convertible Preferred Stock of ActaMed.

          "Series B Preferred Stock" means the Series B Convertible Preferred Stock of ActaMed.

          "Series C Preferred Stock" means the Series C Convertible Preferred Stock of ActaMed.

          "Series D Preferred Stock" means the Series D Convertible Preferred Stock of ActaMed.

          "Services Agreement" means the Services Agreement, made and entered into as of the date hereof, between ActaMed and SBCL.

          "Standstill Agreement" means the Standstill Agreement, dated the date hereof between SBCL and ActaMed.

          "Stockholders Agreement" means the Stockholders Agreement, dated as of May 3, 1994, as amended as of the date hereof and as the same may be amended from time to time, between ActaMed and the stockholders of ActaMed who are signatories thereto.

          "Stock Option Plans" means ActaMed's 1997 Stock Option Plan, 1996 Directors Stock Option Plan, 1995 Stock Option Plan, 1994 Stock Option Plan, 1993 Stock Option Plan and 1992 Stock Option Plan.

          "Subsidiary" means a corporation, limited liability company, partnership, association, trust, joint venture or other entity in which ActaMed or SBCL, as the case may be, has, directly or indirectly, an equity, ownership or proprietary interest of greater than ten percent (10%).

          "Substantial Holder" means an officer or employee of ActaMed who is the beneficial owner of one percent (1%) or more of the outstanding voting power or the outstanding equity (on a fully diluted basis) of ActaMed.

          "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or breach of any covenant or agreement made or to be performed by a Party pursuant to this Assets Purchase Agreement related to any Taxes.

          "Taxes" means any federal, state, county, local and other taxes, including without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any Jurisdiction other than the United States or any political subdivision thereof.

          "Third Party Claim" means any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a Person other than an Indemnitor and which, if prosecuted successful, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

          "Third Party Software" means software that SBCL licensed from third parties for use in delivery of Lab EDI Services, including without limitation software known as pkZip and pkUnzip, ProCom, and Reach Out.

          "Trade Secrets" means information related to a Party (1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other Persons who can obtain economic value from its disclosure or use, and (2) which is the subject of efforts by said Person that are reasonable under the circumstances to maintain its secrecy. Without limitation, for ActaMed, ProviderLink and the ActaLab Software are Trade Secrets, and for SBCL, the SBCL Software is a Trade Secret.

          "Transaction Documents" means the Assets Purchase Agreement, the Development Agreement, the License Agreement, the Services Agreement and all documents executed or delivered in connection with the foregoing.

          "Transfer Benchmarks" means the criteria set forth on EXHIBIT 2.3.1, timely achievement of which shall determine whether the SCAN Assets relating to SCAN Sites in the next Region to be transferred shall be transferred by SBCL to ActaMed pursuant to the Assets Purchase Agreement.

          "Transferred Employees" means the employees listed on SCHEDULE VI hereto.

          "Transfer Date" shall mean any one of and "Transfer Dates" shall mean more than one of the Region One Transfer Date, the Region Two Transfer Date, the Region Three Transfer Date, and the Region Four Transfer Date.

          "Transmittal Information" means information which an Automated Provider gives ActaMed for communication to SBCL over the Network, or which SBCL gives ActaMed for communication to an Automated Provider over the Network, including all copies of same, and including without limitation, data relating to laboratory records, clinical data, encounter data, test information, test codes and provider identification numbers (other than UPINs)

          "Undisclosed Liability Claim" means any claim arising out of or otherwise in respect of any inaccuracy in the representations and warranties set forth in Sections 3.2.3 or 3.2.8 of the Assets Purchase Agreement.

          "Vendor Contracts" means the Contracts described in Section 1.1.4 of the Assets Purchase Agreement.

          "Warrant" means the Warrant to purchase 450,450 shares of ActaMed Common Stock at an exercise price of $5.00 issued by ActaMed to International Business Machines Corporation in December 1996.

                                    Exhibit 2.3.1

                                 TRANSFER BENCHMARKS

CLIENT SATISFACTION MEASUREMENTS

     ActaMed will provide such level of satisfactory Agreed Services (as defined in the Services Agreement) measured as set forth below. The following "Transfer Benchmarks" will be used as the measurement for proceeding to the transfer of Region Two Sites, Region Three Sites and Region Four Sites.

REQUISITION VOLUME

     The first Transfer Benchmark shall be sustaining the monthly average number of Requisitions on a per-Site basis. More specifically, ActaMed shall measure each month the volume of Requisitions for the ActaMed Sites in each Transferred Region. It shall then calculate the average monthly per-Site Requisition volume. This calculated average shall then be compared (i) to the mean of the average monthly per-Site Requisition volumes for the same Region for the twelve months immediately preceding the month for which the measurement was made and (ii) to the mean of the average monthly per-Site Requisition volumes for all non-Transferred Regions during the same time period. If ActaMed's average monthly per-Site Requisition volume for the measured period, as adjusted for seasonality, is within 90% of each of (i) and (ii), above, then ActaMed will have met this benchmark.

     For Region One, SBCL shall provide within thirty (30) days after the Region One Transfer Date the monthly Requisitions and Sites for
January-December 1997. For all other Regions, the monthly Requisitions and Sites for the twelve months prior to the Applicable Transfer Date shall be provided on the Applicable Transfer Date.

CUSTOMER SURVEYS

     The second Transfer Benchmark shall be sustaining levels of support and client acceptance satisfactory to SBCL, in its reasonable discretion, determined by comparing Transfer Surveys of the Automated Providers in each Transferred Region to a corresponding Initial Survey for such Automated Providers.

     The Initial Survey shall be a survey, in a format and with content approved by SBCL in advance, which shall be performed by ActaMed within thirty (30) days after each Transfer Date. Such survey shall solicity performance and service-related comments from the Automated Providers about SBCL's provision of Lab EDI Services for that Region. The initial survey shall be sent to ten percent (10%) of the Sites in each Region, selected at random by ActaMed.

     The Transfer Surveys for each Region shall be identical to the Initial Survey for such Region and shall be sent to the same Automated Providers, to the greatest extent possible, as the Initial

Survey (and to replacement Automated Providers where not possible). The Transfer Surveys shall solicit performance and service-related comments from the Automated Providers about ActaMed's provision of Lab EDI Services for each Region. The Transfer Surveys shall be performed for each applicable Region within thirty (30) days prior to the each scheduled Transfer Date; provided, that a Transfer Survey for a given Region shall only solicit information pertaining to the period between the last Transfer Date and the next scheduled Transfer Date.

CUSTOMER COMPLAINTS

     The third and final Transfer Benchmark will be the absence of a material number (materiality to be determined by SBCL in its reasonable discretion relative to the frequency and severity of complaints) of documented problems and Automated Providers ceasing to do business with SBCL Labs citing issues related to Lab EDI Services provided by ActaMed. SBCL will provide ActaMed with copies of any such documented problems within fifteen (15) days of their receipt.

                                    Exhibit 2.5.1

                             BILL OF SALE AND ASSIGNMENT

     This is a Bill of Sale and Assignment from SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation ("SBCL"), to ActaMed Corporation, a Georgia corporation ("ActaMed"), pursuant to a certain Assets Purchase Agreement dated as of December ___, 1997 between SBCL and ActaMed (the "Assets Purchase Agreement"). Capitalized terms used and not defined herein shall have the meanings set forth in the Assets Purchase Agreement.

     1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SBCL hereby sells, assigns, transfers, conveys and delivers to ActaMed, its successors and assigns, to have and to hold forever:

          (a) all of its right, title and interest in and to the SCAN Assets located at SCAN Sites in Region ___, listed on Exhibit A attached hereto, free and clear of all mortgages, liens, pledges, security interests, charges, claims and other encumbrances of any nature whatsoever other than those disclosed in the Assets Purchase Agreement or any Schedule thereto; and

          (b) all of its rights in the single-copy licenses granting the right to use the Third Party Software (i) installed by, or in accordance with the instructions of, SBCL and (ii) resident on a PC System conveyed to ActaMed in accordance with the preceding subparagraph (a), which rights are in accordance with the provisions of Section 1.2.1 of the Assets Purchase Agreement; and

          (c) all of its rights in the single-site licenses for Microsoft Windows to the extent contemplated by Section 1.2.2 of the Assets Purchase Agreement.

The assets described in the foregoing subparagraphs (a) -- (c) are hereinafter referred to as the "Transferred Assets."

     2. From and after the Region ___ Transfer Date, upon request of ActaMed, SBCL shall duly execute, acknowledge and deliver all such further assignments, documents of transfer or conveyance, powers of attorney and assurances and do such further acts as may be reasonably required to convey to and vest in ActaMed and protect its rights, title and interest in enjoyment of all the Transferred Assets and as may be appropriate otherwise to carry out the transactions contemplated by the Assets Purchase Agreement and this Bill of Sale and Assignment.

     3. In the event of a conflict between the terms and conditions of this Bill of Sale and Assignment and the terms and conditions of the Assets Purchase Agreement, the terms of the Assets Purchase Agreement shall govern, supersede and prevail.

     4. Notwithstanding anything herein to the contrary, the terms and conditions of the Assets Purchase Agreement shall survive the execution and delivery of this Bill of Sale and Assignment.

     5. This instrument shall be governed by and construed in accordance with the laws of the State of Georgia.

     6. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have duly executed and delivered this Bill of Sale and Assignment as of this ___ day of _______________, 199_.

                                   SMITHKLINE BEECHAM CLINICAL
                                   LABORATORIES, INC.


                                   By:_____________________________________
                                   Title:



Acknowledged and agreed:

ACTAMED CORPORATION


By: _____________________________
Title:

                                    Exhibit 2.5.2

                    SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.

                                COMPLIANCE CERTIFICATE


     The undersigned certifies that he is a __________________________ of SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation ("SBCL"), and that as such he is authorized to execute this certificate by and on behalf of the SBCL and, pursuant to Section 2.5.2 of the Assets Purchase Agreement, dated as of December __, 1997 (the "Asset Purchase Agreement"), between SBCL and ActaMed Corporation, a Georgia corporation ("ActaMed"), and further certifies that:

          a. The representations and warranties of SBCL, [other than the representations and warranties contained in Sections 3.1.3, 3.1.4(a) - (e), 3.1.6(d) and 3.1.7(b),] contained in the Assets Purchase Agreement, as supplemented by the Disclosure Schedule attached hereto, are true and correct in all material respects at and as of the date hereof as though such representation and warranties were made at and as of the date hereof.

          b. SBCL has duly performed and complied with each covenant and condition required by the Assets Purchase Agreement to be performed or complied with before or on the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of this ___ day of ____________, 199_.

                                   By: ____________________________________
                                   Name:
                                   Title:



** Bracketed text to be included on Region Two Transfer Date, Region Three Transfer Date, and Region Four Transfer Date only.

                                    Exhibit 2.5.3

                    SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.

                        CERTIFICATE OF THE ASSISTANT SECRETARY

     The undersigned certifies that he is the Secretary of SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate by and on behalf of the Company, and further certifies that:

          a. Attached hereto as Exhibit "A" is a true, correct and complete copy of the Company's Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware; said Certificate of Incorporation is in full force and effect as of the date hereof; since the date of certification by the Secretary of State of the State of Delaware there have been no amendments, alterations or modifications of such Certificate of Incorporation; and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

          b. Attached hereto as Exhibit "B" is a true, correct and complete copy of the Bylaws of the Company as in effect on the date hereof, and there have been no additional amendments authorized with respect thereto.

          c. Attached hereto as Exhibit "C" is a copy of the resolutions duly adopted by the Board of Directors of the Company on December 29, 1997, with respect to the Asset Purchase Agreement and the transactions contemplated hereby, and such resolutions have not been rescinded or amended in any respect and are in full force and effect on the date hereof.

          d. Each of the following persons now is, and at all times including and since ___________________, 199_, has been a duly elected officer or employee of the Company, holding the office or position in the Company set forth opposite his name below, and the signature of each such person appearing opposite his name below is his genuine signature:

               [Name and title]     _______________________________________

               [Name and title]     _______________________________________


     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ____________, 199_.


                                   By: _________________________________
                                       Assistant Secretary

     I, __________________________, ________________________ of SmithKline
Beecham Clinical Laboratories, Inc., a Delaware corporation, do hereby certify that ____________________ is the duly elected Assistant Secretary of the Company, and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have herewith set my hand this ___ day of _____________, 199_.




                                   __________________________________________
                                   [Title]

                                    Exhibit 2.6.2

                                 ASSUMPTION AGREEMENT

     This is an Assumption Agreement by ActaMed Corporation, a Georgia Corporation ("ActaMed"), in favor of SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation ("SBCL"), pursuant to and in accordance with Section 2.6.2 of the Assets Purchase Agreement, dated as of December ___, 199_ (the "Assets Purchase Agreement") between SBCL and ActaMed. Capitalized terms used and not defined herein shall have the meanings set forth in the Assets Purchase Agreement.

     1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, ActaMed hereby assumes:

          (a) all of SBCL's contractual liabilities arising on or after the date hereof with respect to the Phone Lines installed at SCAN Sites in Region ___;

          (b) all of SBCL's duties and obligations arising on or after the date hereof under such Provider Agreements as relate to Automated Providers located in Region ___; and

          (c) all of SBCL's duties and obligations arising on or after the date hereof pursuant to the Vendor Contracts relating to the provision of products or services in connection with SBCL's provision of Lab EDI Services in Region ________.

ActaMed undertakes to perform the liabilities set forth in the preceding subparagraphs (the "Liabilities") in accordance with their respective terms, effective as of the date hereof.

     2. From and after the Region ___ Transfer Date, ActaMed will, from time to time, at the reasonable request of SBCL, duly execute, acknowledge and deliver all such additional instruments, notices, releases, certificates, powers of attorney, assurances and other documents and do all such further acts as SBCL may reasonably require in order to effectively assume the Liabilities and as may be appropriate otherwise to carry out the transactions contemplated by the Assets Purchase Agreement and this Assumption Agreement.

     3. In the event of any conflict between the terms and conditions of this Assumption Agreement and the terms of the Assets Purchase Agreement, the terms of the Assets Purchase Agreement shall govern, supersede and prevail.

     4. If the assumption by ActaMed of any Liability is invalid or unenforceable in any jurisdiction, it shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the assumption by Purchaser of the remaining Liabilities.

     5. Notwithstanding anything herein to the contrary, the terms and conditions of the Assets Purchase Agreement shall survive the execution and delivery of this Assumption of Liabilities.

     6. This instrument shall be governed by and construed in accordance with the laws of the State of Georgia.

     7. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be executed this ___ day of ________________, ______.


                                   ACTAMED CORPORATION


                                   By: _________________________________
                                   Name:
                                   Title:

Acknowledged and agreed:

SMITHKLINE BEECHAM CLINICAL
LABORATORIES, INC.


By: ____________________________
Name:
Title:

                                    Exhibit 2.6.3

                                 ACTAMED CORPORATION

                                COMPLIANCE CERTIFICATE


     The undersigned certifies that he or she is a _______________________________ of ActaMed Corporation, a Georgia corporation ("ActaMed"), and that as such he or she is authorized to execute this certificate by and on behalf of ActaMed and, pursuant to Section 2.6.3 of the Assets Purchase Agreement, dated as of December ___, 1997 (the "Asset Purchase Agreement"), between SmithKline Beecham Clinical Laboratories, Inc. ("SBCL") and ActaMed, and further certifies that:

          a. The representations and warranties of ActaMed contained in the Assets Purchase Agreement, as supplemented by the Disclosure Schedule attached hereto are true and correct in all material respects at and as of the date hereof as though such representation and warranties were made at and as of the date hereof.

          b. ActaMed has duly performed and complied with each covenant and condition required by the Assets Purchase Agreement to be performed or complied with before or on the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of this ___ day of ____________, 199_.

                                        By:  ______________________________
                                        Name:
                                        Title:

                                    Exhibit 2.6.4

                                 ACTAMED CORPORATION

                             CERTIFICATE OF THE SECRETARY

     The undersigned certifies that he is the Secretary of ActaMed Corporation, a Georgia corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate by and on behalf of the Company, and further certifies that:

          a. Attached hereto as Exhibit "A" is a true, correct and complete copy of the Company's Articles of Incorporation, as certified by the Secretary of State of the State of Georgia; said Articles of Incorporation are in full force and effect as of the date hereof; since the date of certification by the Secretary of State of the State of Georgia there have been no amendments, alterations or modifications of such Articles of Incorporation; and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

          b. Attached hereto as Exhibit "B" is a true, correct and complete copy of the Bylaws of the Company as in effect on the date hereof, and there have been no additional amendments authorized with respect thereto.

          c. Attached hereto as Exhibit "C" is a copy of the resolutions duly adopted by the Board of Directors of the Company on December __, 1997, with respect to the Assets Purchase Agreement and the transactions contemplated hereby, and such resolutions have not been rescinded or amended in any respect and are in full force and effect on the date hereof.

          d. Each of the following persons now is, and at all times including and since ___________________, 199_, has been a duly elected officer or employee of the Company, holding the office or position in the Company set forth opposite his or her name below, and the signature of each such person appearing opposite his or her name below is his or her genuine signature:

               [Name and title]     _______________________________________

               [Name and title]     _______________________________________


     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________________, 199_.

                                   By:  ________________________________
                                        Secretary

     I, _________________________, _________________________ of ActaMed
Corporation, a Georgia corporation, do hereby certify that _________________ is the duly elected Secretary of the Company, and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have herewith set my hand this ___ day of _______________, 199_.

                                   _______________________________________
                                   [Title]

                                 ACTAMED CORPORATION

                             CERTIFICATE OF THE SECRETARY

     The undersigned certifies that he is the Secretary of ActaMed Corporation, a Georgia corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate by and on behalf of the Company, and further certifies that:

          a. Attached hereto as Exhibit "A" is a true, correct and complete copy of the Company's Articles of Incorporation, as certified by the Secretary of State of the State of Georgia; said Articles of Incorporation are in full force and effect as of the date hereof; since the date of certification by the Secretary of State of the State of Georgia there have been no amendments, alterations or modifications of such Articles of Incorporation; and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

          b. Attached hereto as Exhibit "B" is a true, correct and complete copy of the Bylaws of the Company as in effect on the date hereof, and there have been no additional amendments authorized with respect thereto.

          c. Attached hereto as Exhibit "C" is a copy of the resolutions duly adopted by the Board of Directors of the Company on December 19, 1997, with respect to the Assets Purchase Agreement and the transactions contemplated hereby, and such resolutions have not been rescinded or amended in any respect and are in full force and effect on the date hereof.

          d. Each of the following persons now is, and at all times including and since January 1, 1997, has been a duly elected officer or employee of the Company, holding the office or position in the Company set forth opposite his or her name below, and the signature of each such person appearing opposite his or her name below is his or her genuine signature:

Michael K. Hoover, President and CEO      /s/
                                      _________________________________________


Nancy J. Ham, Sr. Vice President          /s/
                                      _________________________________________


     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of December, 1997.

                                   By:    /s/
                                      _________________________________________
                                      Lewis R. Belote
                                      Secretary

     I, Nancy J. Ham, Senior Vice President of ActaMed Corporation, a Georgia corporation, do hereby certify that Lewis R. Belote is the duly elected Secretary of the Company, and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have herewith set my hand this 31st day of December, 1997.

                                           /s/
                                   _________________________________________
                                   Nancy J. Ham
                                   Senior Vice President

                               AMENDMENT NO. 1 TO
                           ASSETS PURCHASE AGREEMENT


          This AMENDMENT NO. 1 TO ASSETS PURCHASE AGREEMENT ("Amendment No. 1") is made and entered into this 18th day of May, 1998 by and between HEALTHEON CORPORATION, a Delaware corporation ("Healtheon"), ACTAMED CORPORATION, a Georgia corporation ("ActaMed") and SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a Delaware corporation ("SBCL").

          WHEREAS, ActaMed and SBCL entered into an Assets Purchase Agreement on December 31, 1997 ("Purchase Agreement"); and

          WHEREAS, ActaMed has entered into that certain "Agreement and Plan of Reorganization by and among Healtheon Corporation, MedNet Acquisition Corp. and ActaMed Corporation dated as of February 24, 1998, (the "Healtheon Merger Agreement"), and, in order to permit the closing of the Healtheon Merger Agreement, the parties wish to amend the Purchase Agreement as set forth below.

          NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS.

     Capitalized terms used in this Amendment No.1 and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

2.   AMENDMENTS.

     2.1 ACTAMED REFERENCES. Except as the context may require otherwise or this Amendment specifies otherwise, the term "ActaMed" shall be deemed to refer to Healtheon wherever it appears in the Purchase Agreement.

     2.2 PURCHASE PRICE. Sections 1.5.4. and 1.5.5 are each amended by substituting the phrase "Common Stock of Healtheon" for the phrase "ActaMed's Series D Preferred" and by substituting the term "Healtheon Stock Price" for the term "Series D Price."

     2.3    HEALTHEON STOCK PRICE.  Section 1.6 is amended as follows:

            2.3.1 The caption shall be changed to "HEALTHEON STOCK PRICE" and the term "Series D Price" in the lead-in clause shall be replaced with the term "Healtheon Stock Price".

            2.3.2 Section 1.6.1 (a) is amended by inserting the phrase "divided by the Exchange Ratio" after "[*]" and "[*]".

            2.3.3 Section 1.6.1 (c) is amended by inserting the phrase "divided by the Exchange Ratio on the Region Three Transfer Date or the Region Four Transfer Date, as applicable" after "[*]".

            2.3.4  Section 1.6.3 is replaced in its entirety as follows:

            "1.6.3 For purposes of Section 1.6, "Qualified Preferred Stock" shall mean shares of Healtheon's preferred stock issued in an arm's length transaction to one or more purchasers who are not ActaMed or Healtheon's stockholders as of the Merger Effective Date for an aggregate purchase price of not less than $7,000,000; and the "Per Share Issue Price" of such Qualified Preferred Stock shall be the consideration per equivalent share of Common Stock received by Healtheon for the Qualified Preferred Stock multiplied by the Exchange Ratio, adjusted backwards to the Merger Effective Date for any subdivision or combination of shares of Healtheon capital stock or similar change in Healtheon's capital structure (whether by stock split, stock dividend, merger, share exchange, consolidation or otherwise) since the Merger Effective Date."

     2.4 DELIVERIES AT EACH OF THE TRANSFER DATES. Section 2.6 is replaced in its entirety as follows:

            "SECTION 2.6. DELIVERIES AT EACH OF THE TRANSFER DATES. At each of the Transfer Dates, the following documents shall be executed and delivered to SBCL to the extent relating to the region transferred:

                           2.6.1.  by Healtheon, the applicable
            number of shares of Common Stock of Healtheon, as determined in accordance with Sections 1.5, 1.6 and 1.8 of this Assets Purchase Agreement;

                           2.6.2.   by either Healtheon or ActaMed,
            an Assumption Agreement (in the form attached hereto as EXHIBIT 2.6.2) covering, for the Region transferred,
            (i) the Vendor Contracts for the Region transferred,
            (ii) the Phone Lines and (iii) the Provider Agreements for the Region transferred;

                           2.6.3    by Healtheon and ActaMed, a
            Compliance Certificate (in the form attached hereto as EXHIBIT 2.6.3), pursuant to which Healtheon and ActaMed will jointly and severally make the representations and warranties contained in Section 3.2 hereof, which certificate shall attach revised Disclosure Schedules to the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            extent necessary to make the representations and warranties made on such Transfer Date true and correct in all material respects;

                           2.6.4 by Healtheon, a Secretary's Certificate (in the form attached hereto as EXHIBIT 2.6.4); and

                           2.6.5 by either Healtheon or ActaMed, such other documents or certificates as may be reasonably requested by SBCL."

     2.5    REPRESENTATIONS AND WARRANTIES.

            2.5.1 INVESTMENT REPRESENTATIONS OF SBCL. Section 3.1.12 is amended by deleting the parentheticals referencing the "Conversion Shares" in each of subsections (a) and (b), and by adding the words "or Common Stock of Healtheon" after the term "Series D Preferred Stock" in each of subsections (a) and (b).

            2.5.2  BY ACTAMED AND HEALTHEON.  The lead-in paragraph of Section
3.2 is replaced in its entirety as follows:

            "SECTION 3.2. BY ACTAMED AND HEALTHEON. Except as set forth on a Disclosure Schedule hereto, for representations to be made on any Transfer Date after the Merger Effective Date, ActaMed and Healtheon hereby jointly and severally represent and warrant to SBCL, and will jointly and severally represent and warrant to SBCL on each such Transfer Date, as follows:"

Other than as specifically set forth in Sections 2.5.3 through 2.5.9 of this Amendment No. 1, each of the representations and warranties set forth in Sections 3.2.1 through 3.2.25 of the Purchase Agreement are amended as necessary to the effect that such representations and warranties shall be made on any Transfer Date after the Merger Effective Date by both ActaMed and Healtheon.

            2.5.3 FINANCIAL STATEMENTS.  Section 3.2.3 is amended as follows:

                    2.5.3.1 Subsection (a) is amended by adding the following text at the end of such subsection:

            "DISCLOSURE SCHEDULE 3.2.3 hereto also contains a true and correct copy of (i) the balance sheets of Healtheon at December 31, 1996 and December 31, 1997 and the statements of operations, statements of stockholders equity and statements of cash flows of Healtheon for the years ended December 31, 1996 and December 31, 1997, which have been audited by Ernst & Young, independent accountants (the "HEALTHEON FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheets of Healtheon at March 31, 1998 and the statements of operations, statements of stockholders equity and statements of cash flows of Healtheon for quarter ended March 31, 1998 (the "HEALTHEON UNAUDITED STATEMENTS")."

                    2.5.3.2 Subsection (b) is amended by adding the phrase "and the Healtheon Financial Statements" after the term "ActaMed Financial Statements" wherever such term appears in such subsection, by inserting the word "respective" prior to the phrase "financial position", by inserting the phrase "and Healtheon" after the term "ActaMed" wherever such term appears in such subsection, and by replacing the introduction to the final sentence, "ActaMed has" with the introduction "ActaMed and Healtheon have".

                    2.5.3.3 Subsection (c) is amended by adding the phrase "and the Healtheon Unaudited Statements after the term "ActaMed Unaudited Statements", by inserting the word "respective" prior to the term "chief financial officer", by inserting the phrase "and Healtheon" after the phase "chief financial officer of ActaMed" and by inserting the phrase "and Healtheon and its Subsidiaries" after the phrase "ActaMed and its Subsidiaries".

            2.5.4 CONSENTS. Section 3.2.4 is amended by inserting the words "or Healtheon" after the word "ActaMed" in the third line thereof, by substituting the term "Common Stock of Healtheon" for the term "Series D Preferred Stock" in item (b), and by deleting the parenthetical in item (b) and the remainder of the Section following such parenthetical.

            2.5.5 CAPITALIZATION. Section 3.2.5 is amended by substituting the term "Common Stock of Healtheon" for the term "Series D Preferred Stock" throughout the Section. Section 3.2.5 shall be further amended by deleting the phrase "will have the designations, preferences, limitations and relative rights set forth in the Articles" from subsection (b) and by deleting the final sentence of subsection (b).

            2.5.6 REGISTRATION RIGHTS. Section 3.2.6 is amended by substituting the term "Investors' Rights Agreement" for "Registration Rights Agreement," and by adding the clause "except for such securities which may be granted registration rights pursuant to the terms of the Investors' Rights Agreement" at the end of such Section.

            2.5.7 OFFERING. Section 3.2.7 is amended by substituting the term "Common Stock of Healtheon" for "Series D Preferred Stock" and by deleting the parenthetical.

            2.5.8 CHANGES. Section 3.2.8 is amended by adding the subsection designation "(a)" at the beginning of such Section and by adding a new subsection (b) as follows:

            "Since the date of the latest Healtheon Unaudited Statements, there has not been (i) any adverse change in the assets, liabilities, financial condition or operations of Healtheon from that reflected in the Healtheon Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect or (ii) any adverse change in the prospects of the business of Healtheon or any other event or condition (or events or conditions) of any character which, either individually or cumulatively, has had a Material Adverse Effect."

            2.5.9 FULL DISCLOSURE. Section 3.2.25 is amended by inserting the words "and Common Stock of Healtheon" after the term "Series D Preferred Stock."

     2.6 AUDIT. Section 4.1.2 is amended by replacing the term "ActaMed Common Stock" with "Common Stock of Healtheon" and by deleting the clause "on or prior to April 30, 1998" and replacing it with the clause "in an expedient fashion as required."

     2.7 STANDSTILL. Section 4.3.5 is replaced in its entirety by the following:

            "4.3.5. STANDSTILL. At all times prior to the last Transfer Date, neither Healtheon nor ActaMed shall consummate, or enter into any agreement with respect to, any merger, share exchange or consolidation or sale of substantially all of its assets, nor shall Healtheon dispose of the capital stock of ActaMed, without the prior written consent of SBCL."

     2.8 COVENANTS TO SBCL. Article V is replaced in its entirety by the following:

                                     "ARTICLE V

                                 COVENANTS TO SBCL

            SECTION 5.1  ADDITIONAL COVENANTS.  ActaMed and
            Healtheon, as applicable, covenant and agree as follows:

                    5.1.1  TRANSACTIONS WITH AFFILIATES. For so
            long as either (i) SBCL is a stockholder of Healtheon or any successor to this agreement or (ii) the Services Agreement (or any successor agreement for Lab EDI Services), including all extensions and renewals thereof, remains in effect, Healtheon shall not, directly or indirectly, knowingly enter into any material transaction or agreement with any of its Affiliates, or a material transaction or agreement in which an Affiliate of Healtheon has a direct or indirect interest, unless such transaction or agreement is on terms and conditions no less favorable to Healtheon or any of its Subsidiaries than could be obtained at the time in an arm's length transaction with a third Person that is not such an Affiliate, or unless such transaction or agreement has been reviewed and approved by either a majority of those members of Healtheon's

            Board of Directors who have no such interest in the transaction or a majority of the shareholders, voting in good faith. This Section is in furtherance and not in limitation of Healtheon's obligations under Section 144 of the Delaware Corporation Law.

                    5.1.2  CORPORATE EXISTENCE, BUSINESS,
            MAINTENANCE, INSURANCE.  For so long as the Services
            Agreement (or any successor agreement for Lab EDI
            Services), including all extensions and renewals thereof, remains in effect:

                           (a)  Neither Healtheon nor ActaMed will
            enter into any agreement for the disposition of all or substantially all of the assets used in the provision of Lab EDI Services, including by way of a merger, consolidation, share exchange, or, in the case of Healtheon, sale of the capital stock of ActaMed, if such a sale will have a material impact on the provision of Lab EDI Services.

                           (b)  Healtheon, either independently or
            through ActaMed, shall continue to engage in the business of developing information networks (with a meaningful focus on the provision of lab order entry and results reporting services as one of Healtheon's core businesses) and businesses related thereto.

                           (c)  ActaMed and Healtheon will maintain
            or cause to be maintained in good repair, working order and condition all properties used in the business of Healtheon and any Subsidiary related to the provision of Lab EDI Services and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Healtheon and any such Subsidiary will at all times comply in all material respects with the provisions of all material leases to which it is a party or under which it occupies property related to the provision of Lab EDI Services so as to prevent any loss or forfeiture thereof or thereunder.

                           (d)  Healtheon will maintain or cause to
            be maintained, with financially sound and reputable insurers, insurance in amounts approved by Healtheon's Board of Directors with respect to its properties and business and the properties and business of any Subsidiary against loss or damage.

            SECTION 5.2. INFORMATIONAL COVENANTS OF HEALTHEON. Healtheon covenants and agrees that it shall deliver the following information to SBCL so long as the Services Agreement remains in effect (including any extensions or renewal thereof) or until such time as Healtheon shall have consummated a Public Offering.

                    5.2.1.  MANAGEMENT'S ANALYSIS.  All the
            financial statements delivered pursuant to the Investor Rights Agreement shall be accompanied by an informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby.

                    5.2.2. BUDGETS. As soon as practicable, but in any event within thirty (30) days prior to the commencement of a fiscal year, an annual operating budget for such fiscal year, approved by the Board of Directors, including monthly income and cash flow projections and projected balance sheets as of the end of each quarter within such fiscal year. Extensions of such due date shall not be unreasonably withheld.

                    5.2.3.  INSPECTION.  Except as provided in
            Section 5.2.5, below, upon reasonable notice, and no more frequently than two (2) times per year, Healtheon shall, and shall cause its Subsidiaries to, permit SBCL by its representatives, agents or attorneys:

                           (a)  to examine all books of account,
            records, reports and other papers of Healtheon or such Subsidiary,

                           (b)  to make copies and take extracts
            from any thereof,

                           (c)  to discuss the affairs, finances
            and accounts of Healtheon or such Subsidiary with Healtheon's or such Subsidiary's officers and independent certified public accountants (and by this provision Healtheon hereby authorizes said accountants to discuss with SBCL and its representatives, agents or attorneys the finances and accounts of Healtheon or such Subsidiary), and

                           (d)  to visit and inspect, at reasonable
            times and on reasonable notice during normal business hours, the properties of Healtheon and any Subsidiary.

            Notwithstanding any provision herein to the contrary, the provisions of this Section 5.2.3 are in addition to any rights which SBCL may have as a Healtheon stockholder under the Delaware Corporation Law and shall in no way limit such rights.

            The expenses of SBCL in connection with any such inspection shall be for the account of SBCL. Notwithstanding the foregoing sentence, it is understood and agreed by Healtheon that all reasonable expenses incurred by Healtheon or such Subsidiary, any officers, employees or agents thereof or the independent certified public accountants therefor, shall be expenses payable by Healtheon and shall not be expenses of SBCL.

                    5.2.4  OTHER INFORMATION  Except as provided in
            Section 5.2.5 below, for so long as SBCL continues to own at least [*] of the aggregate number of shares of Healtheon Common Stock now or hereafter acquired by it as a direct result of the Region transfers completed under this Agreement, Healtheon shall deliver courtesy copies of the following information, as requested by and furnished to the SBCL-nominated board member, or, if there is no such SBCL-nominated board member, as requested by the President of SBCL, to up to three employees of, or in-house counsel to, SBCL designated by SBCL in writing
            (and who initially shall be [*]):

                           (a)  promptly after the submission
            thereof to Healtheon, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to Healtheon by its independent auditors in connection with each annual or interim audit of the accounts of Healtheon made by such accountants;

                           (b)  promptly, and in any event within
            ten (10) days after obtaining knowledge thereof, notice of the institution of any suit, action or proceeding (other than a proceeding of general application which is not directly against Healtheon or one or more of its Subsidiaries), the happening of any event or, to the best knowledge of Healtheon, the assertion or threat of any claim against Healtheon or any of its Subsidiaries which, either individually or in the aggregate, would have a Material Adverse Effect;

                           (c)  promptly upon, and in any event
            within thirty (30) days after, obtaining knowledge thereof, notice of any material breach of, Default under or failure to comply with any material term under this Article V of this Agreement or any change in Healtheon's relationship with its major customers, suppliers, employees or other entity with which Healtheon has a business relationship if such breach would have a Material Adverse Effect;

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                           (d)  with reasonable promptness, a
            notice of any material default by Healtheon or any of its Subsidiaries under any agreement to which it is a party if such breach would have a Material Adverse Effect;

                           (e)  with reasonable promptness, copies
            of all written materials furnished to directors;

                           (f)  promptly (but in any event within
            ten (10) days) after the filing of any document or material with the SEC, a copy of such document or material;

                           (g)  promptly after the record date set
            by the Board of Directors to determine the stockholders entitled to vote at Healtheon's annual meeting of stockholders (but in any event ten (10) days prior to such meeting), a list of all stockholders of Healtheon and their respective holdings; and

                           (h)  promptly upon request therefor,
            such other data, filings and information as the SBCL-nominated Healtheon Board representative may from time to time reasonably request, or, if there is no such SBCL-nominated board member, as the President of SBCL may from time to time reasonably request, in either case to the extent consistent with Section 220 of the Delaware Corporation Law.

                    5.2.5 EXCLUDED INFORMATION. Notwithstanding the provisions of Sections 5.2.3 and 5.2.4, SBCL shall not have the right to inspect, receive, review or otherwise have access to any information or documents which, in the reasonable opinion of Healtheon's counsel would constitute any of the following: (i) a waiver of the attorney-client privilege; (ii) the disclosure of any third-party confidential or proprietary information, disclosure of which is restricted by a written non-disclosure agreement or applicable law; or
            (iii) the disclosure of any confidential or proprietary information of Healtheon or any of its affiliated entities which relates to any areas of Healtheon's business, with which, in the reasonable opinion of the Board of Directors of Healtheon, SBCL or its affiliates compete (collectively, the "Excluded Information").

            Notwithstanding Section 5.2.4 above, in the event of a Change of Control of Healtheon by an Acquirer that has a class of securities registered under the Exchange Act (a "Public Company"), SBCL shall no longer have the information rights set forth in this Section

            5.25. In the event of a Change in Control of Healtheon by an Acquirer (other than a Public Company) that is a direct competitor of SBCL, SBCL shall continue to have the information rights set forth in Section 5.2.4, but only insofar as the information to be obtained upon the exercise of such rights relates to Lab EDI Services provided, to be provided, or alleged by SBCL to have been required to be provided, by ActaMed or Healtheon. For purposes of this Section 5.2.5, a "Change of Control" shall mean the sale or other transfer in a single transaction or series of related transactions to a person or group of affiliated persons (the "Acquiror") of shares of Healtheon Common Stock representing more than 50% of the voting power of all Healtheon Common Stock then outstanding.

            Notwithstanding the foregoing limitations of this
            Section 5.2.5, independent auditors retained by SBCL shall have the right to review any Excluded Information which, in their reasonable opinion, is necessary to determine or confirm (i) the amount of royalties payable to SBCL under the License Agreement by reason of connectivity between Providers and commercial laboratories other than SBCL Labs or (ii) the revenues of ActaMed for purposes of Section 1.6 hereof.

                    5.2.6  CONFIDENTIALITY OBLIGATIONS.  Subject to
            Section 4.4, all information disclosed to or obtained by SBCL pursuant to this Section 5.2 (including any Excluded Information which may be inadvertently disclosed to or obtained by SBCL hereunder) shall be deemed to be the confidential information of Healtheon and SBCL agrees that it shall treat such information with the same degree of care that it uses to protect its own confidential information of a similar nature and shall only disclose such information to those employees of SBCL who have a need to know such information in order to enforce SBCL's rights under this Agreement and the License Agreement. In the event that SBCL obtains any copies of any Excluded Information, SBCL shall promptly return all copies of such information to Healtheon upon request or promptly after the SBCL employees in possession of Excluded Information gain actual knowledge that it is Excluded Information."

     2.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Section 8.1.2 is amended by deleting the word "ActaMed" from the caption, by replacing the word "ActaMed" with the words "ActaMed or Healtheon" throughout the Section and by replacing the term "Series D Preferred Stock" with the term "Common Stock of Healtheon."

     2.10 INDEMNITY OF SBCL. Section 8.2.1 is amended by adding the clause "including, without limitation, Section 5.2.6 hereof" at the end of subsection
(a)(ii).

     2.11   INDEMNITY OF ACTAMED AND HEALTHEON.  Section 8.2.2 is amended by
(i) deleting the word "ActaMed" in the caption and replacing it with the words "ActaMed and Healtheon", (ii) by replacing the words "ActaMed agrees" in the lead-in paragraph with the words "ActaMed and Healtheon, jointly and severally agree," (iii) by replacing the word "ActaMed" in subsections (a)(i), (ii) and
(iii) with the words "ActaMed or Healtheon", and (iv) by adding the clause "including, without limitation, representations and warranties made by ActaMed prior to the Merger Effective Date" at the end of subsection (a)(i).

     2.12 SPECIAL INDEMNITY AS TO PROJECTIONS. Section 8.2.9 is amended by inserting the clause "as such Lab EDI Services are presently provided, without regard to any additional expenses incurred as a result of the acquisition of ActaMed by Healtheon" after the parenthetical "(as defined in the Services Agreement)".

     2.13   NOTICES.  Section 11.1.1 is amended by adding the following:

               "If to Healtheon:

                    Healtheon Corp.
                    4600 Patrick Henry Drive
                    Santa Clara, CA 95054
                    Attention:  General Counsel
                    Telephone:  (408) 876-5000
                    Telecopy:   (408) 876-5175"

     2.14 ASSIGNMENT. Section 11.1.4(b) is amended by replacing the term "Series D Preferred Stock" with the term "Common Stock of Healtheon" and by replacing the term "Stockholders' Agreement" with the term "Affiliate Agreement prior to a Public Offering."

     2.15 ENTIRE AGREEMENT. Section 11.1.8 is amended by deleting the text after the term "SBCL."

     2.16 ADDED DEFINITIONS. The following definitions are added to Exhibit A to the Purchase Agreement. If such terms are defined in said Exhibit A, the existing definitions shall be deleted in their entirety and the following shall replace the existing definitions:

            "Affiliate Agreement" means the ActaMed Corporation
            Affiliate Agreement, dated as of May   , 1998, between
            Healtheon and SBCL.

            "Common Stock of Healtheon" means the common stock, $.0001 par value, of Healtheon.

            "Exchange Ratio" shall have the meaning given to such term in the Healtheon Merger Agreement.

            "Healtheon Merger Agreement" means the Agreement and
            Plan of Reorganization, dated February 24, 1998, by and among Healtheon Corporation, MedNet Acquisition Corp.
            and ActaMed Corporation.

            "Investors' Rights Agreement" means the Amended and
            Restated Investors' Rights Agreement, dated as of May
            __, 1998, between Healtheon and the persons and entities listed on Schedules A and B thereto.

            "Material Adverse Effect" means a material adverse effect on the business or financial condition of either Healtheon or ActaMed or on the ability of either Healtheon or ActaMed to conduct the ActaMed Business, including to provide Lab EDI Services, or the impairment of the ability of either Healtheon or ActaMed to perform its respective obligations under the ActaMed Documents.

            "Merger Effective Date" means the date on which the transactions contemplated by the Healtheon Merger
            Agreement become effective.

            "New Business Plan" means for the business plan of ActaMed presented to SBCL on April 29, 1998, approved by the ActaMed board of directors on May 5, 1998 and in the form approved by the Healtheon board of directors on May 14, 1998, covering (i) for the years 1998 and 1999, projected financial data, including statements of operations, and operational data, including number of sites and transactions per site and (ii) for the year 2000, number of sites.

            "Public Offering" means a bona fide firm commitment underwritten offering of the Common Stock of Healtheon or the ActaMed Common Stock, as the case may be, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act.

     2.17 DELETED DEFINITIONS. The definitions for the following terms set forth in Exhibit A to the Purchase Agreement are deleted in their entirety:

            "Conversion Shares"

            "Permitted Owner"

            "Preferred Stock" and "Series A Preferred Stock," "Series B Preferred Stock" and "Series C Preferred Stock"

            "Stock Option Plans"

3.   MISCELLANEOUS.

     3.1 ENTIRE AGREEMENT. This Amendment No.1 constitutes the entire understanding between the parties with respect to amendment of the Purchase Agreement and supersedes all proposals, communications and agreements between the parties relating to such subject matter. No amendment, change, or waiver of any provision of this Amendment No.1 will be binding unless in writing and signed by all parties.

     3.2 GOVERNING LAW. This Amendment No.1 will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and performed therein.

     3.3 PURCHASE AGREEMENT PROVISIONS. Except as otherwise provided, all provisions of the Purchase Agreement not modified by this Amendment No. 1 shall remain in full force and effect.

     3.4 COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                             [INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Purchase Agreement as of the date set forth above.


                                     HEALTHEON CORPORATION

                                     By:  /s/ W. Michael Long
                                        -------------------------------------
                                     Its: CEO
                                         ------------------------------------

                                     ACTAMED CORPORATION

                                     By:  /s/ Michael K. Hoover
                                        -------------------------------------
                                     Its: President & CEO
                                         ------------------------------------

                                     SMITHKLINE BEECHAM CLINICAL
                                     LABORATORIES, INC.

                                     By:  /s/ John B. Okkersee Jr.
                                        -------------------------------------
                                     Its: President
                                         ------------------------------------